Exhibit 4.1


                     EMPLOYMENT AGREEMENT

          EMPLOYMENT AGREEMENT dated as of August 15, 1994 by and between Alliance Gaming Corporation, a Nevada corporation (the
"Company"), and Steven Greathouse, an individual (the
"Executive").

                       R E C I T A L S :

          A. The Company considers it important and in its best interest and the best interest of its stockholders to foster the employment of key management personnel, and desires to retain the services of the Executive, on the terms and subject to the conditions provided in this Agreement.

          B. The Executive desires to accept employment by the Company and to render services to the Company, on the terms and subject to the conditions provided in this Agreement.

                    A G R E E M E N T :

          The parties hereto agree as follows:

          1. Employment. The Company hereby agrees to employ and retain the Executive, and the Executive agrees to be employed and retained by the Company, to render services to the Company for the period, at the rate of compensation and upon the other terms and conditions set forth in this Agreement.

          2. Term. The term of the Executive's employment under this Agreement (the "Term") shall commence on the date hereof and shall continue through and including August 14, 1997, unless earlier terminated as provided in this Agreement (the date of any termination of this Agreement or the expiration of the Term, as provided herein, the "Termination Date").

          3.     Position and Duties.

          (a) Position. The Executive shall serve as President and Chief Executive Officer of the Company. During his employment hereunder, the Executive shall report directly to the board of directors of the Company (the "Board"). The Executive shall, if so elected by the stockholders of the Company, also

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serve on the Board from time to time, for successive periods of such election(s) and for such period as shall be agreed to by the Executive, subject, in each case, to the continued election thereto by the Company's stockholders. In the event that the Executive's employment by the Company shall be terminated, for any reason, the Executive shall be deemed to have immediately resigned from the Board, such resignation being effective on the Termination Date.

          (b) Duties. In accordance with the by-laws of the Company, during the Term, the Executive shall have and exercise the full power and authority of President and Chief Executive Officer, including without limitation, that of hiring, retaining and discharging personnel, subject to the full and customary approval, oversight and supervision of the Board. During the Term, the Executive shall perform the duties contemplated by such title and such other duties, consistent with his experience and abilities, as may be assigned to the Executive by the Board. The Executive shall devote his full time and efforts to the business and affairs of the Company, use his best efforts to further the interests of the Company and at all times conduct himself in a manner which reflects credit upon the Company. It is contemplated that the Executive shall render services to the Company from the Company's principal place of business; however, the parties acknowledge and agree that the Executive may be required to travel extensively during the Term in fulfilling his duties hereunder.

          4.     Compensation and Reimbursement of
Expenses.

          (a) Salary. For purposes of this Agreement, each consecutive 12-month period during the Term ending on each August 14th during the Term shall be referred to as an "Employment Year." For services rendered by the Executive under this Agreement, the Company shall pay to the Executive as compensation during each Employment Year during the Term, a base salary (the "Base Salary") at an annual rate of $400,000 per year (prorated for any partial Employment Years). Increases in the Base Salary shall be considered by the Board no less frequently than annually, commencing at the end of the first Employment Year hereunder and will be based upon criteria applicable to other senior executives of the Company; it being understood, however, that the award of any such increase shall be in the sole discretion of the Board (with the Executive not voting on such determination). The Base Salary shall be payable in equal bi-weekly installments, commencing with the end of the pay period which next follows the commencement of the Term, and shall be subject to customary payroll deductions (i.e., for social security, federal, state and local taxes and other amounts



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customarily withheld from the salaries of employees of the
Company).

          (b) Bonus. The Executive shall be eligible to receive from the Company, within 120 days of the end of each Employment Year, a cash bonus in respect of such Employment Year (the "Annual Bonus"), which shall be based upon all relevant criteria, including without limitation, (i) the performance of the Company during such Employment Year based upon customary financial and other criteria, such as but not limited to, return on the Company's consolidated stockholders' equity and total capital (i.e., stockholders' equity and total debt), performance of the Company's Common Stock, par value $.10 per share (the "Common Stock"), and the Company's absolute and relative amounts of consolidated cash flow, operating income and net income, and the comparison of such results with the Company's budgets and projections therefor, and (ii) the performance of the Executive in rendering services to the Company. It is contemplated but not certain that the Annual Bonus shall be between 50% and 100% of the Base Salary for each applicable Employment Year; it being understood, however, that the Company shall not be obligated to pay to the Executive any Annual Bonus and the payment, if any, and amount thereof shall be solely within the discretion of the Board (with the Executive not voting on such determination). It is also contemplated that the Compensation Committee of the Board shall formulate specific criteria and performance targets for the determination of the Annual Bonus, if any. The Annual Bonus shall be subject to customary payroll deductions (i.e., for social security, federal, state and local taxes and other amounts customarily withheld from the salaries of employees of the Company).

          (c) Stock, Warrants and Options. (1) Effective as of commencement of the Executive's employment with the Company, which the parties acknowledge is August 15, 1994 (the "Initial Employment Date"), in order to induce the Executive to accept employment with the Company, the Company shall issue to the Executive, in certificate form, 250,000 shares of restricted Common Stock (the "Employment Stock"). The Executive shall not sell, transfer, hypothecate, assign or otherwise transfer the Employment Stock (except by operation of law in the event of the Executive's death) prior to January 1, 1995. The Employee acknowledges that such Employment Stock has not been registered for sale under the Securities Act of 1933 (the "Securities Act") or applicable state "blue sky" laws and that such Employment Stock may be sold only pursuant to such registration or applicable exemptions therefrom. The Executive confirms that he is an accredited investor (as defined under the Securities Act) and has been afforded the opportunity to ask questions of and receive information from management and other representatives of the Company in connection with the receipt of the Employment

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Stock and the Incentive Warrants (as defined below).  The
Executive agrees that in connection with his receipt and ownership of the Employment Stock and, as applicable, any other securities of the Company issued or delivered to the Executive in connection with his employment by the Company, he shall file in a timely manner any and all applicable forms or filings required under the Securities Act or the Securities Exchange Act of 1934, including without limitation, Forms 3, 4 and/or 5. The Company shall use its commercially reasonable efforts to cause to be registered under the Securities Act the Employment Stock on such form of registration statement for a shelf registration that the Company may designate as soon as practicable after March 1, 1995, so long as the Executive shall have furnished such affidavits and instruments in connection therewith relating to the Executive and his ownership of the Employment Stock and other relevant matters that shall be customary and reasonably requested by the Company. Other than as set forth above in this clause (1), the Executive shall be free to transfer or dispose of the Employment Stock.

          (2) Effective as of the Initial Employment Date, in order to induce the Executive to accept employment with the Company, the Company shall issue to the Executive warrants to acquire 250,000 shares of common stock of the Company (the "Incentive Warrants") pursuant to a warrant agreement and warrant in the form attached hereto as Exhibit A. The Executive acknowledges that neither such Incentive Warrants nor the Common Stock underlying them have been registered for sale under the Securities Act or applicable state "blue sky" laws and that such Incentive Warrants may be sold only pursuant to such registration or applicable exemptions therefrom.

          (3) Effective as of the Initial Employment Date, in order to induce the Executive to accept employment with the Company, the Company shall issue to the Executive options (pursuant to the Company's 1991 Incentive Stock Option Plan (the "Plan")) to acquire 250,000 shares of Common Stock of the Company (the "Employment Options"). The Employment Options shall (A) have an exercise price of $5 3/4 per share, (B) expire on August 14, 1999 and (C) vest and become exercisable at the end of each Employment Year as follows:

          August 14, 1995     -     84,000 shares
          August 14, 1996     -     83,000 shares
          August 14, 1997     -     83,000 shares

          Prior to each such applicable date, such Employment
Options shall not be vested or exercisable.

          (d) Reimbursement of Expenses. Consistent with established policies of the Company as in effect from time to time, the Company shall pay to or reimburse the Executive for all

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reasonable and actual out-of-pocket expenses, including without limitation, travel, hotel and similar expenses, incurred by the Executive from time to time in performing his obligations under this Agreement.

          5.     Benefits.

          (a)     Benefit Plans.  The payments provided in
Section 4 above are in addition to any benefits to which the Executive may be, or may become, entitled under any of the Company's employee benefit plans or programs for which key executives are or shall become eligible, including without limitation, retirement, life, health and disability benefits. In addition, the Executive shall be eligible to receive during the Term benefits and emoluments which are consistent with the benefits and emoluments provided to all senior officers or executives of the Company.

          (b) Vacation. The Executive shall be entitled to three weeks annual paid vacation time. The Executive's entitlement to such vacation time for each Employment Year shall vest and accrue on the first day of each such Employment Year. In the event any of such vacation days are not used by the Executive in any Employment Year, the Executive shall have the right to accumulate and carry forward such number of days from year to year as shall be consistent with the Company's policy therefor for senior executives, as in effect from time to time. The Executive shall also be entitled to reasonable periods of sick leave with compensation and all paid holidays given by the Company to its senior executive officers.

          (c) Club Membership. During the Employment Term, the Company shall pay the cost of membership for the Executive and his family in the Las Vegas Country Club.

          (d) No Reduction. There shall be no material reduction or diminution of the benefits provided in this Section 5 during the Term unless (i) the Executive shall have provided his consent to such reduction or diminution, (ii) an equitable arrangement (embodied in an ongoing substitute or alternative benefit or plan) has been made with respect to such benefit or plan or (iii) such reduction is part of a program of across-the-board benefit reductions similarly affecting the senior executive officers of the Company.

               6.     Benefits Payable Upon Disability.

          (a)     Disability Benefits.  During any period of
Disability (as defined below) occurring during the Term, the Company shall continue to pay to the Executive the Base Salary as


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provided herein and continue to extend to him the benefits
described in Sections 4 and 5 hereof; it being understood that if disability benefits are provided under any disability insurance or similar policy maintained by the Company (or maintained by the Executive, the cost of which is reimbursed or paid by the Company), payments under such policy shall be considered as payments by the Company and shall offset any Base Salary payable to the Executive under this Agreement. As used in this Agreement, "Disability" shall mean the inability (as determined by a majority of the remaining members of the Board (other than the Executive) voting for such determination) of the Executive to render services to the Company, as provided herein, as a result of physical or mental infirmity or disability.


          (b) Services During Disability. During the Term, notwithstanding any Disability, the Executive shall, to the extent that he is physically and mentally able to do so, furnish information, assistance and services to the Company, and, upon the reasonable request in writing on behalf of the Board (as determined by a majority of the remaining members of the Board (other than the Executive) voting for such determination), from time to time, he shall make himself available to the Company to undertake reasonable assignments and fulfill his duties hereunder, consistent with his current position with the Company and his physical and mental health.

          7.     Termination.  This Agreement shall be
terminated in accordance with the provisions of this Section 7, in which case the provision of Section 8 below shall be applicable.

          (a) Upon Expiration of the Term. This Agreement shall terminate in accordance with Section 2 above.

          (b)  By The Company.  In addition to the provisions of
Section 7(a) above, this Agreement is subject to earlier termination by the Company, as follows:

          (i)  Death of Executive.  If the Executive dies, this
Agreement shall terminate, the Termination Date being the date of the Executive's death.

          (ii) Disability. If the Executive has been absent from service to the Company, as required in this Agreement, for a period of 90 days or more as a result of Disability during any consecutive 180-day period during the Term, the Company shall terminate this Agreement (such Disability being determined by a majority of the remaining members of the Board (other than the



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Executive) voting for such determination), the Termination Date being 15 days after notice thereof is provided to the Executive.

          (iii) Termination by Company for Cause. The Company shall have the right to terminate the Executive's employment under this Agreement for Cause (as defined below), such termination to be effective immediately upon notice thereof from the Company to the Executive. For purposes of this Agreement, "Cause" shall mean the Executive's (A) conviction of any misdemeanor involving moral turpitude, or any felony, (B) misappropriation or embezzlement from the Company, (C) denial or rejection of any gaming license or permit or commission of any act which could reasonably be expected to result in such denial or rejection, (D) any breach during the Term of Sections 10 or 11 below or (E) the persistent failure or refusal after notice to comply with the Executive's duties or obligations hereunder.

          (iv)  Termination by the Company Without Cause.  The
Company shall have the right to terminate the Executive's employment hereunder for any other reason not set forth in clauses (i), (ii) or (iii) of this Section 7(b), the Termination
Date being 15 days after notice from the Company to the Executive.

          (c) By The Executive. In addition to the provisions of Section 7(a) above, this Agreement is subject to earlier termination by the Executive, as follows:

          (i) Termination by the Executive for Just Cause. The Executive shall have the right to terminate his employment under this Agreement upon the occurrence of a material breach of this Agreement by the Company, which the parties agree shall be limited to (A) a reduction by the Company in the Base Salary below the minimum Base Salary specified in Section 4(a) above or the failure of the Company to pay to the Executive any portion of the Base Salary within 30 days of the time that any such amount is due and payable hereunder or (B) the assignment to the Executive of duties and responsibilities that are materially inconsistent with those of a president and chief executive officer of the Company, in each case, in the cases of clauses (A) and (B), which has not been cured by the Company after 30 days' written notice from the Executive to the Company; provided, that in the case of three such material breaches (and notice thereof), the Executive shall thereafter have the right to terminate this Agreement immediately upon notice to the Company in the case of a subsequent material breach. In the event that the Executive elects to terminate this Agreement as a result of the events described in clauses (A) or (B) above, the Executive shall exercise such right within 10 days after the lapsing of the 30-day period referred to above in this clause (i) (assuming that


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the Company shall have failed to cure such material breach within such period), or, as applicable, within 10 days of any additional material breach giving rise to an immediate right of termination; thereafter, such right to terminate shall no longer be exercisable. The Termination Date shall be a date specified by the Executive, which shall be between 30 and 45 days after the date of such default notice by the Executive.

          (ii) Termination by Executive upon Change in Key Participant. The Executive shall have the right to terminate his employment under this Agreement: (A) if any Key Participant (as defined below) sells in whole (but not in part) to any unaffiliated third party (an affiliated third party being any family member or trust for the benefit of such family member) or otherwise liquidates his investment in the Company (in whole but not in part) and the Executive reasonably and in good faith determines that such sale or liquidation materially impairs the ability of the Company successfully to achieve its growth strategy as stated in the Company's Prospectus dated March 21, 1994, or (B) if there shall have occurred a material breach or default of Section 3.4 of the Stockholders Agreement among the Company and certain other parties dated September 21, 1993 by any of the Key Participants. For purposes of this clause (ii), "Key Participants" means the stockholders of Kirkland Investment Corporation, a Delaware corporation, the limited partners in Kirkland-Ft. Worth Investment Partners, L.P., a Delaware limited partnership, such limited partners' general partners, and any person controlling such persons, each as of September 14, 1993. In the event that the Executive elects to terminate this Agreement as a result of the events described in clauses (A) or
(B) above, the Executive shall provide 30 days' notice thereof to the Company, during which time the event or circumstance giving rise to such right of termination may be cured. In the event that the Executive elects to terminate this Agreement as a result of the events described in clauses (A) or (B) above, the Executive shall exercise such right within 10 days after the lapsing of the 30-day period referred to above in this clause
(ii)(assuming that such event or circumstance shall not have been cured) upon written notice to the Company (the date of such notice, the "Section 7(c)(ii) Notice Date"); thereafter, such right to terminate shall no longer be exercisable. The Termination Date shall be a date specified by the Executive, which shall be between 30 and 45 days after the Section 7(c)(ii) Notice Date; thereafter, such right to terminate shall no longer be exercisable.

          (iii)  Termination by the Executive Without Just Cause.

The Executive shall have the right to terminate the Executive's employment under this Agreement for any other reason not set


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forth in clauses (i) or (ii) of this Section 7(c), the
Termination Date being 15 days after notice thereof from the Executive to the Company.

          8. Effect of Termination. The following provisions shall be applicable in the event of the termination of this Agreement as provided in Section 7 above.

          (a) Expiration of Term. Upon termination of this Agreement as provided in Section 7(a) above, this Agreement shall terminate and be of no further force and effect, except as provided in Sections 11, 12 and 13(b) below, which shall survive such termination, and no additional payments, liabilities or obligations shall be due and owing from either party to the other.

          (b) Death. Upon the termination of this Agreement as provided in Section 7(b)(i) above, the Company shall pay to the Executive's estate (i) an amount equal to the sum of
(A) $1,850,000, payable within 180 days after the Termination Date (but not earlier than any recovery of insurance proceeds in respect thereof, as provided below), and (B) any Annual Bonus for the Employment Year in which the Termination Date occurs that the Board determines would otherwise have been payable had the Executive not died, which Annual Bonus shall be reduced by prorating it through the Termination Date, payable, in the case of this clause (B), at the time such payment would otherwise be due and payable hereunder, and (ii) expense reimbursement amounts accrued through the Termination Date, at the time such payment would otherwise be due and payable thereunder, and neither party shall have any further liability or obligation to the other, except as provided in Section 12 below, which shall survive the Termination Date. Notwithstanding the provisions of clause (i) above, the Company shall have the right to provide for either or both of the payments described therein by purchasing life insurance on the Executive's life itself or reimbursing to the Executive the cost of the premiums in respect of such life insurance which shall be purchased directly by the Executive; in the event that either or both of such insurance coverages is obtained, such payments shall be made solely from such insurance coverages and not from the Company and shall constitute the Executive's estate's or heirs' sole remedy in respect of such payments.

     An amount equal to 50% of any unvested Employment Options as of the Termination Date shall vest and become exercisable by virtue of any termination under Section 7(b)(i) and, notwithstanding the provisions of the Company's Stock Option Plan pursuant to which the Employment Options may have been granted,



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the Executive's estate shall have a period of two years from the
Termination Date to exercise the Employment Options.

          (c) Disability. Upon the termination of this Agreement as provided in Section 7(b)(ii) above, the Company shall pay to the Executive (i) an amount equal to 60% of the Executive's Base Salary in effect in the year in which the Termination Date occurs, but not in excess of the rate of $180,000 per year, from the Termination Date until such time as the Executive shall attain the age of 65, and (ii) any Annual Bonus for the Employment Year in which the Termination Date occurs that the Board determines would otherwise have been payable had the Executive not become Disabled, which Annual Bonus shall be reduced by prorating it through the Termination Date, in each case, payable at the times such payments would otherwise be due and payable hereunder; provided, in the case of clauses (i) and (ii) above, that the Executive continues to comply with his covenants in Sections 10 (during the Term had such termination under Section 7(b)(ii) above not occurred) and 11 below, as provided therein, and (iii) expense reimbursement amounts accrued through the Termination Date, at the time such payment would otherwise be due and payable thereunder, and neither party shall have any further liability or obligation to the other, except that the provisions of Sections 10, 11, 12 and 13(b) below shall survive the Termination Date, to the extent provided therein. Notwithstanding the provisions of clauses (i) and (ii) above, the Company shall have the right to provide for either or both of such payments by either purchasing disability insurance itself in respect of the Executive or reimbursing to the Executive the cost of the premiums in respect of such disability insurance which shall be purchased directly by the Executive; in the event that either or both of such insurance coverages is obtained, such payments shall be made solely from such insurance coverages and not from the Company and shall constitute the Executive's sole remedy in respect of such payments.

     An amount equal to 50% of any unvested Employment Options as of the Termination Date shall vest and become exercisable by virtue of any termination under Section 7(b)(ii) and, notwithstanding the provisions of the Company's Stock Option Plan pursuant to which the Employment Options may have been granted, the Executive shall have a period of two years from the Termination Date to exercise such options.

          (d) Termination by the Company For Cause. Upon the termination of this Agreement as provided in Section 7(b)(iii) above, the Company shall pay to the Executive (i) the accrued and unpaid Base Salary, if any, through the Termination Date and (ii) expense reimbursement amounts accrued through the Termination Date, at the time such payments are otherwise due and payable


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thereunder, and neither party shall have any further liability or obligation to the other, except that the provisions of Sections 10, 11, 12 and 13(b) below shall survive the Termination Date, to the extent provided therein, with the provisions of such Section 10 surviving for the shorter of (A) 12 months from the Termination Date and (B) the remainder of the Term had such termination not occurred. No unvested Employment Options shall vest or become exercisable by virtue of any termination under
Section 7(b)(iii) and any and all rights thereto then possessed by the Executive shall be terminated and of no further force and effect.

          (e) Termination by the Company Without Cause. Upon termination of this Agreement as provided in Section 7(b)(iv) above, the Company shall pay to the Executive (i) the Base Salary which would otherwise be payable hereunder in respect of the remainder of the Term; provided, that the Executive continues to comply with the covenants in Section 11 below, as provided therein, and (ii) expense reimbursement amounts accrued through the Termination Date, in each case, in the case of clauses (i) and (ii) above, at the time such payments are otherwise due and payable thereunder, and neither party shall have any further liability or obligation to the other, except that the provisions of Sections 11, 12 and 13(b) below shall survive the Termination Date, to the extent provided therein; it being understood that the covenants in Section 10 below shall be of no further force and effect following the Termination Date. All unvested Employment Options, if any, shall vest and become exercisable (in accordance with the Plan) by virtue of any termination under
Section 7(b)(iv).

          (f) Termination by the Executive for Just Cause. Upon termination of this Agreement as provided in Section 7(c)(i) above, the Company shall pay to the Executive (i) the Base Salary which would otherwise be payable hereunder in respect of the remainder of the Term; provided, that the Executive continues to comply with the covenants in Section 11 below, as provided therein, and (ii) expense reimbursement amounts accrued through the Termination Date, in each case, in the case of clause (i) and
(ii) above, at the time such payments are otherwise due and payable thereunder, and neither party shall have any further liability or obligation to the other, except that the provisions of Sections 11, 12 and 13(b) below shall survive the Termination Date, to the extent provided therein; it being understood that the covenants in Section 10 below shall be of no further force and effect following the Termination Date. All unvested Employment Options, if any, shall vest and become exercisable (in accordance with the Plan) by virtue of any termination under
Section 7(c)(i).

          (g)  Termination by the Executive upon Change in Key


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Participant.  Upon termination of this Agreement as provided in
Section 7(c)(ii) above, the Executive shall (x) not be bound by the provisions of Section 10 below, which shall be of no further force and effect, and (y) immediately have the one-time right (exercisable for a period of 10 days following the Termination Date, upon written notice to the Company) to convert or cause to be exchanged, without restriction, any outstanding and unexercised Incentive Warrants (whether or not vested) to vested Employment Options; and the Company shall pay to the Executive
(i) an amount equal to the sum of (A) 100% of the Base Salary which would otherwise be payable hereunder in respect of the shorter of (I) the six-month period following the Section 7(c)(ii) Notice Date and (II) the remainder of the Term had such termination not occurred and (B) any Annual Bonus for the Employment Year in which the Termination Date occurs that the Board determines would otherwise have been payable had such termination not occurred, which Annual Bonus shall be reduced by prorating it through the Termination Date, in each case, in the case of clauses (A) and (B) above, payable at the times such payments are otherwise due and payable hereunder; provided, in each case, that the Executive continues to comply with the covenants in Section 11 below, as provided therein, and (ii) expense reimbursement amounts accrued through the Termination Date, at the time such payment is otherwise due and payable thereunder, and neither party shall have any obligation or liability to the other, except that the provisions of Sections 11, 12 and 13(b) below shall survive the Termination Date, to the extent provided therein, and the covenants in Section 10 below shall be of no further force and effect following the Termination Date. All unvested Employee Options, if any, shall vest and become exercisable (in accordance with the Plan and as set forth above) by virtue of any termination under Section 7(c)(ii).

          (h) Termination by the Executive Without Just Cause. Upon the termination of this Agreement as provided in Section 7(c)(iii) above, the Company shall pay to the Executive (i) the accrued and unpaid Base Salary, if any, through the Termination Date, (ii) expense reimbursement amounts accrued through the Termination Date and (iii) Base Salary at a rate of $201,000 per calendar year during the period that the provisions of Section 10 shall be in effect, as provided below, at the time such payments are otherwise due and payable thereunder, and neither party shall have any further liability or obligation to the other, except that the provisions of Sections 10, 11, 12 and 13(b) below shall survive the Termination Date, to the extent provided therein, with the provisions of such Section 10 surviving for the shorter of (A) 12 months from the Termination Date and (B) the remainder of the Term had such termination not occurred. During such period that the provisions of Section 10 are in effect, the Executive shall continue to be eligible to receive the benefits provided in Section 5 above. No unvested Employment Options


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shall vest or become exercisable by virtue of any termination under Section 7(c)(iii) and any and all rights thereto then possessed by the Executive shall be terminated and of no further force and effect.

          9. Federal Income Tax and Other Withholdings. The Company shall withhold from any benefits payable pursuant to this Agreement such Federal, State, City or other taxes and other amounts as may be required to be withheld pursuant to any applicable law or governmental regulations or ruling and shall timely pay over to the appropriate governmental or other authorities the amount withheld, together with any additional amounts required to be paid by the Company in respect thereof.

          10. Non-Competition. The Executive covenants and agrees that he will not at any time during his employment with the Company and, to the extent set forth in the applicable subsections of Section 8 above, for a period of up to 12 months after the Termination Date, directly or indirectly, whether as employee, owner, partner, agent, director, officer, consultant, advisor, stockholder (except as the beneficial owner of not more than 5% of the outstanding shares of a corporation, any of the capital stock of which is listed on any national or regional securities exchange or quoted in the daily listing of over-the-counter market securities and, in each case, in which the Executive does not undertake any management or operational or advisory role) or in any other capacity, for his own account or for the benefit of any person or entity, establish, engage or be connected with or in any manner any person or entity which is at the time engaged in a business which is then in competition with the business of the Company (or any of its subsidiaries or affiliates); it being understood that for purposes of this
Section 10, participation in the business of owning, managing, operating or financing casino or similar gaming in the United States shall be deemed to be business in which the Company is engaged.

          11.     Confidential Information and Non-Disparagement.

(a) In accordance with NRS 600A.010 et seq. (the so-called Uniform Trade Secrets Act), the Executive shall hold in a fiduciary capacity for the benefit of the Company and its stockholders all secret, confidential or proprietary information, knowledge or data relating to the Company (and any of its subsidiaries or affiliates), which shall have been obtained by the Executive during or by reason of his employment by the Company. During and after the end of the Term, the Executive shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or data to any person or entity other than the Company (or such applicable subsidiaries or affiliates) and those designated by them which would result in any misappropriation under and as defined in such Act, except that, while employed by the Company, in furtherance of the business and for the benefit of the Company, the Executive may provide confidential information as appropriate to attorneys, accountants, financial institutions or other persons or entities engaged in business with the Company from time to time.

          (b) Each of the parties agrees that from and after any termination or expiration of the Term, neither shall, publicly or privately, disparage or make any statements (written or oral) that could impugn the integrity, acumen (business or otherwise), ethics or business practices, of the other, except, in each case, to the extent (but solely to the extent) necessary (i) in any judicial or arbitral action to enforce the provisions of this Agreement or (ii) in connection with any judicial or administrative proceeding to the extent required by applicable law.

          12.     Indemnification and Liability Insurance.

          (a) Indemnification. The Company shall indemnify and hold the Executive harmless, to the fullest extent legally permitted by Section 78.751 of the Nevada Corporation Code (as amended and in effect from time to time) against any and all expenses, liabilities and losses (including without limitation, reasonable attorneys' fees and disbursements of counsel reasonably satisfactory to the Company), incurred or suffered by him in connection with his service as a director or officer of the Company during the Term, in each case, except to the extent of the Executive's negligence or willful misconduct.

          (b) Insurance. The Company shall maintain, for the benefit of the Executive, a directors' and officers' liability insurance policy insuring the Executive's service as a director and/or officer of the Company (or any subsidiary of the Company) during the Term in accordance with its customary practices as in effect from time to time during the Term. The parties acknowledge and agree that such policy may cover other officers and directors of the Company in addition to the Executive.

          13.     General Provisions.

          (a) Assignment. Neither this Agreement nor any right or interest hereunder shall be assignable by the Executive or the Company without the prior written consent of the other; provided, that (i) in the event of the Executive's Death during the Term, the Executive's estate and his heirs, executors, administrators, legatees and distributees shall have the rights and obligations set forth herein, as provided herein, and (ii) nothing contained in this Agreement shall limit or restrict the Company's ability to merge or consolidate or effect any similar transaction with any other entity, irrespective of whether the Company is the surviving entity (including a split up, spin off or similar type transaction); provided, that one or more of such surviving entities shall continue to be bound by the provisions hereof binding upon the Company.

          (b) Material Inducements. The provisions of Sections 10 and 11 above are material inducements to the Company entering into and performing this Agreement; accordingly, in the event of any breach of the provisions of Sections 10 or 11(a) by the Executive, in addition to all other remedies at law or in equity possessed by the Company, (i) the Company shall have the right to terminate and not pay any amounts payable to the Executive hereunder, (ii) all Incentive Warrants and Employment Options that are unexercised shall be immediately forfeited and returned to the Company and (iii) the Executive shall immediately account to the Company and return to the Company an amount in cash equal to all profits or benefits obtained or realized by the Executive by virtue of the ownership or disposition of the Incentive Warrants and Employment Options.

          (c) Binding Agreement. This Agreement shall be binding upon, and inure to the benefit of, the Executive and the Company and their respective heirs, executors, administrators, legatees and distributees, successors and permitted assigns.

          (d) Amendment of Agreement. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

          (e) Severability. If, for any reason, any provision of this Agreement is determined to be invalid or unenforceable, such invalidity or lack of enforceability shall not affect any other provision of this Agreement not so determined to be invalid or unenforceable, and each such other provision shall, to the full extent consistent with applicable law, continue in full force and effect, irrespective of such invalid or unenforceable provision.

          (f) Effect of Prior Agreements. This Agreement contains the entire understanding between the parties hereto respecting the Executive's employment by the Company, and supersedes any prior employment agreement between the Company and the Executive.

          (g) Notices. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered, if sent by telecopy or by hand,

(ii) one business day after sending, if sent by reputable overnight courier service, such as Federal Express, or (iii) three business days after being mailed, if sent by United States certified or registered mail, return receipt requested, postage prepaid. Notices shall be sent by one of the methods described above; provided, that any notice sent by telecopy shall also be sent by any other method permitted above. Notices shall be sent, if to the Executive, to 7140 Darby Avenue, Las Vegas, Nevada 89117, with a copy to Morris Brignone & Pickering, 300 S. Fourth Street, Las Vegas, Nevada 90101; Attention: Andrew S. Brignone, Esq.; and if to the Company, to Alliance Gaming Corporation, 4380 Boulder Highway, Las Vegas, Nevada 89121, directed to the attention of the Board with copies to the Chairman and the Assistant Secretary of the Company; or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

          (h) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          (i) Arbitration. In the event of a dispute or controversy arising under or in connection with this Agreement (except, at the option of the Company, Sections 10 and 11 above, which may be adjudicated in a federal or state court sitting in Las Vegas, Nevada), the Executive shall give the Company or the Company shall give the Executive, as applicable, a written demand for relief. If the dispute or controversy is not resolved, it shall be settled exclusively by arbitration, conducted in Las Vegas, Nevada, in accordance with the rules of the American Arbitration Association (or if the such association does not then conduct business in such city, another arbitral panel reasonably satisfactory to each party) then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction over the parties hereto.

          (j) Indulgences, Etc. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

          (k)     Headings.  The headings of sections and
paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

          (l)     Governing Law.  This Agreement has been
executed and delivered in the State of Nevada, and its validity, interpretation, performance, and enforcement shall be governed by the laws of such State, without regard to principles of conflicts of laws.

          (m) Board Approval. This Agreement is subject to the approval of the Board and shall be and become effective only upon the approval thereof by the Board; prior to such time it shall not have any force and effect.

     [The remainder of this page is left blank.]

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has signed this Agreement, all as of the date first set forth above.

                         Alliance Gaming Corporation



                         By:___________________________
                              Name:
                              Title:




                         ______________________________
                              Steven Greathouse

                                                Exhibit 4.2


                           WARRANT AGREEMENT

          This WARRANT AGREEMENT (this "Agreement") is dated as of August 15, 1994 by and between ALLIANCE GAMING CORPORATION, a Nevada corporation (the "Company"), and STEVE GREATHOUSE, an individual (together with any successors or other holders of the Warrants (as defined below) issued hereunder, the "Holder").


                         RECITALS

          A. The Company proposes to issue to Holder common stock purchase Warrants, as hereinafter defined, to purchase up to an aggregate of 250,000 shares of common stock, par value $.10 per share (the "Common Stock"), of the Company (the Common Stock issuable on exercise of the Warrants being referred to herein as the "Warrant Shares"), pursuant to an Employment Agreement, dated as of August 15, 1994 relating to the initial Holder's employment by the Company (the "Employment Agreement").

          B. The Warrants to be issued hereunder are to be issued in three separate series, each such series to be exercisable upon the attainment of certain market prices for the Common Stock and the occurrence of other specified events, as more fully set forth herein.


                         AGREEMENT

          NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1. Warrant Certificates. The Company shall deliver to the initial Holder on the date hereof in accordance with the provisions of the Employment Agreement (i) Warrants to purchase up to 84,000 shares of Common Stock (the "Series A Warrants") evidenced by a certificate substantially in the form attached hereto as "Warrant Certificate A," (ii) Warrants to purchase up to 83,000 shares of Common Stock (the "Series B Warrants") evidenced by a certificate substantially in the form attached hereto as "Warrant Certificate B," and (iii) Warrants to purchase up to 83,000 shares of Common Stock (the "Series C Warrants") evidenced by a certificate substantially in the form attached hereto as "Warrant Certificate C", and together with Warrant Certificate A and Warrant Certificate B, the "Warrant

Certificates". The Series A Warrants, Series B Warrants and Series C Warrants are herein collectively referred to as the "Warrants." One third of each of the Series A Warrants, the Series B Warrants and the Series C Warrants shall vest on each anniversary of the date of initial employment of the initial Holder under the Employment Agreement, as set forth in Section 4(c)(3) thereof. Prior to each applicable vesting date, no unvested Warrants shall be exercisable.

          SECTION 2. Execution of Warrant Certificates. Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board or its President or a Vice President and by its Secretary or an Assistant Secretary under its corporate seal. Each such signature upon any Warrant Certificate may be in the form of a facsimile signature of the present or any future Chairman of the Board, President, Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates, and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President, Vice President, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be delivered or disposed of such person shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

          In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been delivered by the Company, such Warrant Certificates nevertheless may be issued as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

          SECTION 3. Registration. The Warrant Certificates to be delivered pursuant to this Agreement shall be in registered form only. The Company shall number and register the Warrant Certificates in a register as they are issued. The Company may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and shall not be affected by any notice to the contrary and shall not be bound to recognize any equitable or other claim to or in the Warrant Certificates on the part of any other person.

          SECTION 4. Registration of Transfers and Exchanges. Subject to Section 6 hereof, the Company shall from time to time register the transfer in whole or in part of any outstanding Warrant Certificates in a Warrant register to be maintained by the Company upon surrender thereof to the Company at the office designated for such purpose (the address of which is set forth in Section 13 hereof) accompanied by a written instrument or instruments of transfer in form reasonably satisfactory to the Company, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited with the Company in its discretion.
Upon any such registration of transfer, a new Warrant Certificate of the appropriate series shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be cancelled and disposed of by the Company.

          Each Holder, by its acceptance thereof, agrees that prior to any proposed transfer of any Warrant as permitted by the foregoing paragraph, if such transfer is not made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), or pursuant to Rule 144 under the Act, or pursuant to an opinion of counsel, reasonably satisfactory in form and substance to the Company, that such Warrant or Warrant Shares may be sold without registration under the Act, the Holder will deliver to the Company:

          (a) an investment representation from the proposed transferee substantially to the effect that such securities are being acquired in good faith for investment for the transferee's own account and not with a view to a distribution or resale of any of such securities in violation of any applicable securities laws;

          (b) an agreement by such transferee to the impression of the restrictive legends set forth below on the Warrant or the Warrant Shares, as the case may be;

          (c) an agreement by such transferee that the Company may place a notation in the stock books of the Company or a "stop transfer order" with any transfer agent or registrar with respect to the Warrant Shares; and

          (d) an agreement by such transferee to be bound by the provisions of this Warrant Agreement, including, without limitation, this Section 4 relating to the transfer of such Warrant or Warrant Shares.


          Subject to the foregoing provisions, a Holder shall have the right to make estate planning transfers of all or any part of his or her ownership interest in the Warrants. The term "estate planning transfer" means a transfer of all or any part of an ownership interest to a trust whose beneficiary or beneficiaries are a Holder, and/or the spouse of a Holder, and/or the descendants of a Holder. This Agreement will bind the transferee of any estate planning transfer to the exact terms and conditions of this Agreement.

          The Warrants are subject to the terms and conditions of the Agreement. The Holders agree that each certificate representing Warrants or Warrant Shares will bear a legend reading substantially as follows until such Warrants or Warrant Shares have been sold pursuant to an effective registration statement or Rule 144 under the Act or an opinion of counsel reasonably satisfactory to the Company:

          "THE SECURITIES REPRESENTED BY THIS
     CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE
     SECURITIES ACT OF 1933, AS AMENDED.  SAID
     SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED,
     PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF
     IN THE ABSENCE OF REGISTRATION UNDER SAID ACT AND
     THE RULES AND REGULATIONS THEREUNDER AND ALL
     APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS OR
     AN EXEMPTION THEREFROM UNDER SAID ACT AND ALL
     APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS."

          Warrant Certificates may be exchanged at the option of the Holder(s), when surrendered to the Company at the office designated for such purpose (the address of which is set forth in Section 13 hereof) for another Warrant Certificate or other Warrant Certificates of like tenor and series and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be cancelled by the Company.

          SECTION 5.  Warrants; Exercise of Warrants.

          (a) General. Subject to the terms of this Agreement, none of the Warrants may be exercised unless and until (x) each of the "Initial Conditions" set forth in Section 5(b) hereof have occurred, (y) in respect of the series of Warrants to be exercised, the related "Series Condition" set forth in Section 5(c)(i), (ii) or (iii) hereof (as the case may be) has occurred, and (z) the Warrants are exercised on or after one year from the date of issue but on or prior to 5:00 p.m. New York City time on September 21, 2000 (the "Expiration Date"). In respect of any particular Warrant issued hereunder, the Initial Conditions and the Series Conditions are herein collectively referred to as the "Exercise Conditions."

          (b) Initial Conditions. No Warrants shall be exercisable unless and until with respect to any Holder, either
(i) no gaming license, finding of suitability or similar approval is required in respect of such Holder from the State of Nevada (or any applicable agency or political subdivision thereof) or any other jurisdiction in or from which the denial of a gaming license, finding of suitability or similar approval could materially adversely affect the Company's business, which jurisdiction has indicated, generally (by statute, regulation or otherwise) or as a matter of specific application to the Company or the Holder, that issuance of such license, findings of suitability or similar approval is required for exercise of the Warrants, or (ii) the Licensing Date has occurred with respect to such Holder relative to its acquisition of the shares of Common Stock to be issued upon the exercise of such Warrants. For purposes of this clause (b), the term "Licensing Date" shall have the meaning provided in the Company's Certificate of Designations, Preferences and Relative, Participating, Optional and other Special Rights of Special Stock.

          (c)  Series Conditions.  In addition to the
satisfaction of the Initial Conditions, no Warrants of a given
Series may be exercised unless:

          (i) in respect of the Series A Warrants, the average "Quoted Price" (as defined below) of the Common Stock for 15 consecutive trading days commencing on or after August 15, 1995 must have been equal to or greater than $11.00 per share;

          (ii)  in respect of the Series B Warrants, the average
Quoted Price of the Common Stock for 15 consecutive trading days commencing on or after August 15, 1995 must have been equal to or greater than $13.00 per share;

          (iii)  in respect of the Series C Warrants, the average
Quoted Price of the Common Stock for 15 consecutive trading days commencing on or after August 15, 1995 must have been equal to or greater than $15.00 per share;

in each case, on at least one occasion during the term of the Warrants, irrespective of whether any of the Warrants are then vested or exercisable. If the Series Conditions are satisfied with respect to any Series of Warrants, at any time, the Warrants in such Series shall, subject to satisfaction of the Initial Conditions, thereafter be exercisable for the remainder of the term thereof irrespective of whether or not the Series Conditions thereafter are satisfied. The prices referred to above in clauses (i), (ii) and (iii) are referred to herein as the "Vesting Prices."

          (d) Expiration. Each Warrant not exercised prior to 5:00 p.m., New York City time, on the Expiration Date shall become void and all rights and obligations thereunder and all rights and obligations in respect thereof under this Agreement shall cease as of such time.

          (e) Exercise; Delivery of Warrant Shares. A Warrant may be exercised in whole or in part from time to time upon surrender to the Company at its office designated for such purpose (the address of which is set forth in Section 13 hereof) of the certificate or certificates evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed and upon payment to the Company of the exercise price (the "Exercise Price") which is set forth in the form of Warrant Certificates attached hereto as Exhibits A, B and C, as adjusted as herein provided, for the number of Warrant Shares in respect of which such Warrants are then exercised, as adjusted as herein provided. The Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender and exercise and payment of the purchase price as provided above, and the person entitled to receive Warrant Shares issuable upon such exercise shall be treated for such purpose as the holder of such shares of record as of the close of business on such date. Payment of the aggregate Exercise Price shall be made in cash or by certified or official bank check to the order of the Company. Subject to the provisions of Section 6 hereof, upon such surrender of Warrants, payment of the Exercise Price and the delivery of all related documentation, the Company shall issue and cause to be delivered within five business days to or upon the written order of the holder and in such name or names as the Warrant holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants together with cash as provided in Section 11 hereof; provided, however, that if any consolidation, merger, sale, lease, transfer or conveyance of assets is proposed to be effected by the Company as described in subsection (i) of Section 10 hereof, or a tender offer or an exchange offer for shares of Common Stock of the Company shall be made, upon such surrender of Warrants and payment of the Exercise Price as aforesaid, the Company shall, as soon as possible, but in any event not later than two business days thereafter, issue and cause to be delivered the full number of Warrant Shares issuable upon the exercise of such Warrants in the manner described in this sentence together with cash as provided in Section 11 hereof. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

          The Warrants shall be exercisable, at the election of the holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate of the same tenor evidencing the remaining Warrant or Warrants will be issued and delivered pursuant to the provisions of this Section and of
Section 2 hereof.

          (f) Miscellaneous. All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled and disposed of by the Company. The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the holders during normal business hours at its office.

          SECTION 6. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any registration or transfer involved in the issue or delivery of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates or certificates for Warrant Shares unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

          SECTION 7. Mutilated or Missing Warrant Certificates. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall, as soon as practicable upon receiving notice of such event, issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and series and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also reasonably satisfactory to it or, in the case of any such mutilation, upon surrender and cancellation of such Warrant Certificate. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable requests and pay such other reasonable charges as the Company may prescribe.

          SECTION 8. Reservation of Warrant Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

          The Company or, if appointed, the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights contained herein will be irrevocably authorized and directed for so long as any Warrants are outstanding to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each holder pursuant to Section 12 hereof.

          Before taking any action which would cause an adjustment pursuant to Section 10 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

          The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants in accordance with this Agreement will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof created by or claiming through the Company.

          SECTION 9. Obtaining Stock Exchange Listings. The Company will from time to time take all action, if any, which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants in accordance with this Agreement, will be listed on the principal securities exchanges and markets within the United States of America, if any, on which other shares of Common Stock are then listed.

          SECTION 10. Adjustment of Exercise Price, Vesting Prices and Number of Warrant Shares Issuable. Whether or not the Exercise Conditions have been met and whether or not the Warrants have been issued, or are exercisable or exercised, the Exercise Price, Vesting Prices and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time until the exercise thereof upon the occurrence of the events enumerated in this Section 10. In the event any adjustment of the Exercise Price is required by this Section 10, a similar and proportional adjustment shall be made in the Vesting Prices. Such adjustment shall be made successively whenever any event described or referred to below shall occur. For purposes of this Section 10, "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company.

          (a) Adjustment for Changes in Capital Stock, etc. If the Company:

            (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

           (ii)  subdivides its outstanding shares of Common
Stock into a greater number of shares;

          (iii) combines its outstanding shares of Common Stock into a smaller number of shares; or

          (iv) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock or preferred stock,

then the Exercise Price in effect immediately prior to such action shall be proportionately adjusted so that the Holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which he would have owned immediately following such action if such Warrant had been exercised immediately prior to such action, and the Vesting Prices shall be proportionately adjusted.

          The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

          If after an adjustment a Holder upon exercise of any Warrant may receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company shall, in good faith, determine the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Price and the Vesting Prices, as applicable, of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section.

          (b) Adjustment for Rights Issue. If the Company distributes any rights, options or warrants to the holders of its Common Stock generally entitling them for a period expiring within 60 days after the record date mentioned below to purchase shares of Common Stock at a price per share less than the current market price per share on that record date, the Exercise Price shall be adjusted in accordance with the formula:

                     O + N x P
                        _______
          E' =   E x       M
                        _______
                         O + N

where:

  E'  =   the adjusted Exercise Price.

  E   =   the then current Exercise Price (as it  may  have  been
          previously  adjusted  under  this Section 10).

  O   =   the number of shares of Common Stock outstanding on the
          record date.

  N   =   the number of additional shares of Common Stock
          offered.

  P   =   the offering price per share of the additional shares.

  M   =   the "Current Market Price" (as defined below) per share
          of Common Stock on the record date.

and the Vesting Prices shall be proportionately adjusted.

         The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Exercise Price and the Vesting Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

         (c) Adjustment for Other Distributions. If the Company distributes to the holders of its Common Stock generally any of its assets (including but not limited to "ordinary" dividends payable out of consolidated earnings or earned surplus of the Company during the first three years from the date hereof, as set forth below), debt securities, preferred stock, or any rights, options or warrants to purchase assets, debt securities, preferred stock, Common Stock, or other securities of the Company (other than those rights, options and warrants covered Section 10(b)), the Exercise Price shall be adjusted in accordance with the formula:


              E' = E x M - F
                       _____
                         M

where:

E'   =    the adjusted Exercise Price.

E    =    the then current Exercise Price (as it may have been
          previously adjusted under this Section 10).

M    =    the Current Market Price (as defined below) per share
          of Common Stock on the record date mentioned below.

F    =    the fair market value on the record date of the assets
          or securities applicable to one share of Common Stock and distributed to the holders of Common Stock generally. The fair market value shall be determined in good faith by the disinterested members of the Board of Directors of the Company (the "Board of Directors" or the "Board"), or, if such Board members so elect, by a nationally recognized investment banking or appraisal firm selected by the disinterested members of the Board of Directors.

and the Vesting Prices shall be proportionately adjusted.

          The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

          This subsection (c) does not apply to (i) any distributions referred to in subsection 10(a), (ii) any rights, options or warrants referred to in subsection 10(b), or (iii) the payment of "ordinary" dividends payable out of consolidated earnings or earned surplus of the Company effected more than three years after the date of this Agreement. "Ordinary" dividends refers to dividends made, or which the Company when made intended to make, on a periodic and recurring basis.

          (d) Purchase of Common Stock by the Company. If the Company at any time while this Warrant is outstanding shall, directly or indirectly through a subsidiary or otherwise, purchase, redeem or otherwise acquire any shares of its Common Stock at a price per share (the "Benchmark Price") greater than the Quoted Price on the date such purchase, redemption or other acquisition is effected, then the Exercise Price and Vesting Prices upon each such purchase, redemption or acquisition shall be adjusted to that price determined by multiplying such Exercise Price and Vesting Prices by a fraction:

          (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such purchase, redemption or acquisition minus the number of shares of Common Stock which the aggregate consideration for the total number of such shares of Common Stock so purchased, redeemed or acquired would otherwise have purchased at the Benchmark Price; and

          (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such purchase, redemption or acquisition.

For purposes of this subsection (d), a purchase, redemption or acquisition of a Common Stock equivalent shall be deemed to be a purchase of the underlying Common Stock, and the computation herein required shall be made on the basis of the full exercise, conversion or exchange of such Common Stock equivalent pursuant to the terms thereof on the date as of which such computation is required hereby to be made. Notwithstanding the foregoing, however, for purposes of this subsection (d), the purchase, payment, redemption or acquisition of any such Common Stock equivalent of the Company at the lesser of (i) the fair market value of such securities or (ii) the purchase or redemption price set forth in the instrument governing such securities shall not be deemed to be a purchase of the underlying Common Stock (and, accordingly, no adjustment shall be made in the terms of exercise of any Warrant), but any purchase, payment, redemption or acquisition at a price in excess of the lesser of the fair market value or the purchase or redemption price contained therein shall be deemed to be a purchase of the underlying Common Stock for purposes of this subsection (d), unless such purchase, payment, redemption or acquisition at such price is mandatory under the terms of such instrument. For purposes of the immediately prior sentence, the fair market value of any securities shall be determined in good faith by the disinterested members of the Board of Directors or, if such Board members so elect, by a nationally recognized investment banking or appraisal firm selected by the disinterested members of the Board.

          (e)  Current Market Price.  In subsections (b), (c) and
(d) of this Section 10 the "Current Market Price" per share of Common Stock on any date is the average of the Quoted Prices of the Common Stock for 10 consecutive trading days commencing five trading days before the date in question. The "Quoted Price" of the Common Stock is the last reported sales price of the Common Stock as reported by the NASDAQ National Market System, or if the Common Stock is listed on a securities exchange, the last reported sales price of the Common Stock on such exchange which shall be for consolidated trading if applicable to such exchange, or if neither so reported or listed, the last reported bid price of the Common Stock. In the absence of such quotations on one or more such trading days, the Board of Directors shall determine the Quoted Price for such trading days on the basis of such quotations as it in good faith considers appropriate.

          (f) When De Minimis Adjustment May Be Deferred or No Adjustment Required. No adjustment in the Exercise Price or Vesting Prices need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price or Vesting Prices. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

          All calculations under this Section 10 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

          No adjustment need be made for the issuance or exercise of rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest in the event that no adjustment need be made in respect of the underlying dividend.


          No adjustment need be made for a change in the par value of the Common Stock (including a change from par value to no par value or from no par value to par value).

          To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash.
Interest will not accrue on the cash.

          (g) Notice of Adjustment. Whenever the Exercise Price or Vesting Prices are adjusted, the Company shall provide the notices required by Section 12 hereof.

          (h)  Notice of Certain Transactions. If:

          (i) the Company takes any action that would require an adjustment in the Exercise Price and Vesting Prices pursuant to subsections (a), (b), (c) or (d) of this
     Section 10;

          (ii) the Company takes any action that would require a supplemental Warrant Agreement pursuant to subsection (i) of this Section 10; or

          (iii) there is a liquidation, dissolution or winding up of the Company;

the Company shall mail to Warrant holders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

          (i) Reorganization of Company. If the Company consolidates or merges with or into, or sells, leases, transfers or conveys all or substantially all its assets to, any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if the holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger, if other than the Company, or the person to which such sale, lease, transfer or conveyance shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 10. The successor Company shall mail to Warrant holders a notice describing the supplemental Warrant Agreement.

          If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant
Agreement.

          If this subsection (i) applies, subsections (a), (b),
(c) and (d) of this Section 10 do not apply.

          (j) Company Determination Final. Any good faith determination that the Company, the Board of Directors or an investment banking or appraisal firm, as the case may be, makes pursuant to this Section 10 shall be conclusive.

          (k) When Issuance or Payment May Be Deferred. In any case in which this Section 10 shall require that an adjustment in the Exercise Price and the Vesting Prices be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date but prior to the occurrence of such event the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the applicable Exercise Price and Vesting Prices and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 11; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

          (l) Adjustment in Number of Shares. Upon each adjustment of the Exercise Price and Vesting Prices pursuant to this Section 10, each Warrant outstanding prior to the making of the adjustment in the Exercise Price and Vesting Prices shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest hundredth of a share) obtained from the following formula:


                    N' = N x E
                             __
                             E'

where:

  N  =    the adjusted number of Warrant Shares issuable upon
          exercise of a Warrant by payment of the adjusted
          Exercise Price.

  N  =    the number of Warrant Shares previously issuable upon
          exercise of a Warrant by payment of the Exercise Price
          (as the same may previously have been adjusted pursuant to this Section 10).

  E' =    the adjusted Exercise Price.

  E  =    the Exercise Price (as the same may previously have
          been adjusted pursuant to this Section 10).

          If the Company shall be in default under any of its agreements to issue Warrant Shares hereunder and/or if applicable law prevents the issuance of any such shares at the Exercise Price adjusted in accordance herewith, the adjustment of shares provided in the foregoing sentence shall nonetheless be made and the Holder of this Warrant shall be entitled to purchase such greater number of shares at the price at which this Warrant may be exercised when such shares are issued.

          (m) Form of Warrants. Irrespective of any adjustments in the Exercise Price or Vesting Prices or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement, it being understood that all adjustments required by this Agreement shall have been assumed to have been made.

          (n) Adjustments Not Duplicative: Adjustments Successive. The adjustments provided for by this Section 10 are not intended to be duplicative, it being the intention of the parties that only one of the foregoing adjustment provisions, if any, shall apply to any particular transaction or event. In the event an unforeseen transaction or event occurs which could be construed to implicate more than one of such adjustment provisions, the Board of Directors shall determine in good faith the single adjustment provision contained in this Section 10 which it considers most appropriate in respect of the particular transaction or event, which provision shall govern the adjustment, if any, to be made in the Exercise Price, Vesting Prices and/or number of Warrant Shares issuable. Any series of adjustments described in Section 10 shall be made successively.

          SECTION 11. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 11, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the Quoted Price on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

          SECTION 12. Notices to Warrant Holders. Upon any adjustment of the Exercise Price or Vesting Prices pursuant to
Section 10, the Company shall promptly thereafter (i) cause to be filed with the Company a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular auditors of the Company) setting forth the Exercise Price and Vesting Prices after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Price, upon exercise of a Warrant and payment of the adjusted Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the registered holders of the Warrant Certificates at its address appearing on the Warrant register written notice of such adjustments by first class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 12.

          In  case:

          (a) the Company shall authorize the issuance to the holders of shares of Common Stock generally of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

          (b) the Company shall authorize the distribution to the holders of shares of Common Stock generally of evidences of its indebtedness or assets (other than cash dividends payable out of consolidated earnings or earned surplus or dividends payable in shares of Common Stock or distributions referred to in subsection (a) of Section 10 hereof); or

          (c) the Company shall be party to any consolidation or merger, dissolution, distribution or winding up or tender or exchange offer for which approval of any stockholders of the Company is required, or the sale, lease, transfer or conveyance of the properties and assets of the Company substantially as an entirety, or (any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

          (d) the Company proposes to take any action (other than actions of the character described in Section 10(a)) which would require an adjustment of the Exercise Price and Vesting
Prices pursuant to Section 10;

then the Company, in accordance with Section 13, shall cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant register, at least 15 days prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or
(iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for cash, securities or other property, if any, deliverable upon such reclassification, consolidation, merger, sale, lease, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 12 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

          SECTION 13. Notices to Company and Warrant Holders. Any notice or demand authorized by this Agreement to be given or made by the registered holder of any Warrant Certificate to or on the Company shall be given or made in writing by hand delivery, registered or certified first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery at the address expressly designated by the Company as its office for purposes of this Agreement (until the Warrant holders are otherwise notified in accordance with this Section by the Company), as follows:

                    Alliance Gaming Corporation
                    4380 Boulder Highway
                    Las Vegas, Nevada 89121
                    Attention: Chairman
                    Telecopy number: 702/454-0478

          Any notice pursuant to this Agreement to be given by the Company to the registered holder(s) of any Warrant Certificate shall be given in writing by hand delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery at the address appearing on the Warrant register of the Company (until the Company is otherwise notified in accordance with this Section 13 by such holder).

          All such notices and demands shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; four business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged by addressee, if by telecopier transmission;

and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

          SECTION 14. No Rights as Stockholders. Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders' or transferees thereof (in their respective capacity as holders or transferees of Warrants) the right to vote for or to consent to, or to receive notice as stockholders in respect of the meetings of stockholders for, the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

          SECTION 15. Supplements and Amendments. The Company may from time to time supplement or amend this Agreement without the approval of holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not in any way adversely affect the interests of the holders of Warrant Certificates. In addition, the Company may from time to time supplement or amend this Agreement with the consent of both (i) the holders of not less than a majority of the Warrants and (ii) the Holder originally named herein, if then a Holder; provided, however, that no such amendment or supplement shall amend any of the Exercise Conditions or change the Exercise Price or number of Warrant Shares issuable upon exercise of Warrants (other than in accordance with Section 10) without the consent of each holder of Warrants adversely affected thereby.

          SECTION 16.  Successors.  All the covenants and
provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns and transferees of each of the parties, including without limitation and without the need for an express assignment, transferees of the Warrants.

          SECTION 17. Termination. This Agreement shall terminate at 5:00 p.m., New York City time on the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date if all Warrants have been exercised.

          SECTION 18.  Governing Law.  This Agreement and each
Warrant Certificate issued hereunder shall be construed, interpreted and the rights of the parties determined in accordance with the internal laws of the State of Nevada, without regard to the conflict of law principles thereof.

          SECTION 19. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company and the registered holders of the Warrant Certificates.

          SECTION 20.  Counterparts.  This Agreement may be
executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          SECTION 21. HSR Act. Promptly after receipt of notice from any holder of Warrants of its intention to exercise any Warrants, the Company shall make all filings required to be made by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), in connection with such exercise. The applicable waiting period, including any extension thereof, under the HSR Act shall have expired or been terminated prior to the issuance of any Warrant Shares upon exercise of Warrants.

          SECTION 22.  No Obligation to Exercise.  Nothing
contained herein shall be construed to obligate any Holder to exercise any Warrant issued pursuant to this Agreement.

          SECTION 23. Board Approval. This Agreement and the Warrants are subject to the approval of the Board and shall be and become effective only upon the approval thereof by the Board; prior to such time they shall not have any force and effect.


                        (Signature page(s) follow)

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


ALLIANCE GAMING CORPORATION



                              By:  ______________________________
                                   Name:
                                   Title:




Attest: ____________________
      Secretary



                              ______________________________
                              Steve Greathouse


Witness:


_________________________

EXHIBIT A


               [Form of Warrant Certificate A/B/C]

                             [Face]


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER SUCH ACT AND THE RULES AND REGULATIONS THEREUNDER AND ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.


No. SG-                                           _____ Warrants

                      Warrant Certificate
                        SERIES [A][B][C]
                   ALLIANCE GAMING CORPORATION

          This Warrant Certificate certifies that STEVE GREATHOUSE or registered assigns, is the registered holder of Warrants ("Warrants") to purchase Common Stock, par value $.10 per share (the "Common Stock"), of ALLIANCE GAMING CORPORATION, a Nevada corporation (the "Company"). Upon the terms and subject to the conditions contained in that certain Warrant Agreement referred to on the reverse side hereof including, without limitation, Section 5 thereof, each Warrant entitles the holder upon exercise to receive from the Company at any time after the occurrence of the "Exercise Conditions" (as such term is defined in the Warrant Agreement) one fully paid and nonassessable share of Common Stock (a "Warrant Share") at the initial exercise price (the "Exercise Price") of $1.50 payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office of the Company designated for such purpose, but only subject to the conditions set forth herein and in the Warrant Agreement.

          Subject to the terms and conditions of the Warrant Agreement, no Warrant may be exercised prior to the date which is one year after issue and upon the satisfaction of certain specified Exercise Conditions, or after 5:00 p.m., New York City time, on the "Expiration Date" (as defined in the Warrant Agreement) and to the extent not exercised by such time such Warrants shall become void. As more fully described in the Warrant Agreement, the Expiration Date shall be August 14, 2000.

          Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and in the Warrant Agreement and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Warrant Certificate shall not be valid unless countersigned by the Company.

          IN WITNESS WHEREOF, ALLIANCE GAMING CORPORATION has caused this Warrant Certificate to be signed by its Chairman and has caused its corporate seal to be affixed hereunto or imprinted hereon.

Dated:  August 15, 1994


                                   ALLIANCE GAMING CORPORATION



                                   By___________________________
                                          Name:
                                          Title:




[SEAL]

               [Form of Warrant Certificate A/B/C] [Reverse]


          The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring on the Expiration Date (as defined in the Warrant Agreement) entitling the holder on exercise to receive shares of Common Stock, and are issued or to be issued pursuant to the Warrant Agreement, dated as of August 15, 1994 (the "Warrant Agreement"), duly executed and delivered by the Company, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

          Upon the terms and subject to the conditions contained in the Warrant Agreement including, without limitation, Section 5 thereof, Warrants may be exercised, in whole or in part at any time and from time to time after the relevant Exercise Conditions are satisfied. As more fully described in the Warrant Agreement, the Exercise Conditions will generally be deemed satisfied (and thus the Warrants represented by this certificate exercisable), upon the terms and conditions set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them upon the occurrence of the Exercise Conditions by surrendering this Warrant Certificate, with the form of election to purchase set forth herein properly completed and executed, together with payment of the Exercise Price in cash or by certified or official bank check at the office of the Company designated for such purpose. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

          The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price, Vesting Prices and number of Warrant Shares issuable may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the Vesting Prices and the number of shares of Common Stock issuable upon the exercise of each Warrant shall also be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

          Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and series evidencing in the aggregate a like number of Warrants.

          Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and series and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

          The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

          Neither the Warrants nor this Warrant Certificate entitles any holder or transferee hereof to the right to vote for or to consent to, or to receive notice as stockholder in respect of the meetings of stockholders for, the election of directors of the Company or any other matter, or any rights whatsoever of a stockholder of the Company.

                 [Form of Election to Purchase]


           (To Be Executed Upon Exercise Of Warrant)


The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive
_____ shares of Common Stock and herewith tenders payment for such shares to the order of United Gaming, Inc. in the amount of $_________ in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of _________________, whose address is _________________ and that such shares be delivered to ________________________ whose address is ______________. If said number of shares is less than all of the shares of Common Stock purchasable hereunder after giving effect to any delivery of Warrants in payment of the Exercise Price, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ____________, whose address is _______________, and that such Warrant Certificate be delivered to ______________, whose address is ______________.


                               Signature: _______________________



Date:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER SUCH ACT AND THE RULES AND REGULATIONS THEREUNDER AND ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.


No. SG-001                                        84,000 Warrants
                          Warrant Certificate
                               SERIES A

                     ALLIANCE GAMING CORPORATION

          This Warrant Certificate certifies that STEVE GREATHOUSE, or registered assigns, is the registered holder of Warrants ("Warrants") to purchase Common Stock, par value $.10 per share (the "Common Stock"), of ALLIANCE GAMING CORPORATION, a Nevada corporation (the "Company"). Upon the terms and subject to the conditions contained in that certain Warrant Agreement referred to on the reverse side hereof including, without limitation, Section 5 thereof, each Warrant entitles the holder upon exercise to receive from the Company at any time after the occurrence of the "Exercise Conditions" (as such term is defined in the Warrant Agreement) one fully paid and nonassessable share of Common Stock (a "Warrant Share") at the initial exercise price (the "Exercise Price") of $1.50 payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office of the Company designated for such purpose, but only subject to the conditions set forth herein and in the Warrant Agreement.

          Subject to the terms and conditions of the Warrant Agreement, no Warrant may be exercised prior to the date which is one year after issue and upon the satisfaction of certain specified Exercise Conditions, or after 5:00 p.m., New York City time, on the "Expiration Date" (as defined in the Warrant Agreement) and to the extent not exercised by such time such Warrants shall become void. As more fully described in the Warrant Agreement, the Expiration Date shall be August 14, 2000.

          Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and in the Warrant Agreement and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Warrant Certificate shall not be valid unless countersigned by the Company.

          IN WITNESS WHEREOF, ALLIANCE GAMING CORPORATION has caused this Warrant Certificate to be signed by its Chairman and has caused its corporate seal to be affixed hereunto or imprinted hereon.

Dated:  August 15, 1994


                                   ALLIANCE GAMING CORPORATION


                                      By ______________________
                                        Name:
                                        Title:





[SEAL]                              [Reverse]


          The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring on the Expiration Date (as defined in the Warrant Agreement) entitling the holder on exercise to receive shares of Common Stock, and are issued or to be issued pursuant to the Warrant Agreement, dated as of August 15, 1994 (the "Warrant Agreement"), duly executed and delivered by the Company, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

          Upon the terms and subject to the conditions contained in the Warrant Agreement including, without limitation, Section 5 thereof, Warrants may be exercised, in whole or in part at any time and from time to time after the relevant Exercise Conditions are satisfied. As more fully described in the Warrant Agreement, the Exercise Conditions will generally be deemed satisfied (and thus the Warrants represented by this certificate exercisable), upon the terms and conditions set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them upon the occurrence of the Exercise Conditions by surrendering this Warrant Certificate, with the form of election to purchase set forth herein properly completed and executed, together with payment of the Exercise Price in cash or by certified or official bank check at the office of the Company designated for such purpose. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

          The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price, Vesting Prices and number of Warrant Shares issuable may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the Vesting Prices and the number of shares of Common Stock issuable upon the exercise of each Warrant shall also be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

          Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and series evidencing in the aggregate a like number of Warrants.

          Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and series and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

          The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

          Neither the Warrants nor this Warrant Certificate entitles any holder or transferee hereof to the right to vote for or to consent to, or to receive notice as stockholder in respect of the meetings of stockholders for, the election of directors of the Company or any other matter, or any rights whatsoever of a stockholder of the Company.

                  [Form of Election to Purchase]

            (To Be Executed Upon Exercise Of Warrant)


The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive _________ shares of Common Stock and herewith tenders payment for such shares to the order of Alliance Gaming Corporation in the amount of $__________ in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of ___________________, whose address is ________________________ and that such shares be delivered to
________________ whose address is ______________________.  If such number of shares is less than all of the shares of Common Stock purchasable hereunder after giving effect to any delivery of Warrants in payment of the Exercise Price, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of __________________, whose address is ________________, and that such Warrant Certificate be delivered to _____________, whose address is _____________________.


                                   Signature:



Date:  ___________________
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER SUCH ACT AND THE RULES AND REGULATIONS THEREUNDER AND ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND ALL APPLICABLE
STATE SECURITIES OR "BLUE SKY" LAWS.

No. SG-002                                        83,000 Warrants
                           Warrant Certificate
                                SERIES B

                       ALLIANCE GAMING CORPORATION

          This Warrant Certificate certifies that STEVE GREATHOUSE, or registered assigns, is the registered holder of Warrants ("Warrants") to purchase Common Stock, par value $.10 per share (the "Common Stock"), of ALLIANCE GAMING CORPORATION, a Nevada corporation (the "Company"). Upon the terms and subject to the conditions contained in that certain Warrant Agreement referred to on the reverse side hereof including, without limitation, Section 5 thereof, each Warrant entitles the holder upon exercise to receive from the Company at any time after the occurrence of the "Exercise Conditions" (as such term is defined in the Warrant Agreement) one fully paid and nonassessable share of Common Stock (a "Warrant Share") at the initial exercise price (the "Exercise Price") of $1.50 payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office of the Company designated for such purpose, but only subject to the conditions set forth herein and in the Warrant Agreement.

          Subject to the terms and conditions of the Warrant Agreement, no Warrant may be exercised prior to the date which is one year after issue and upon the satisfaction of certain specified Exercise Conditions, or after 5:00 p.m., New York City time, on the "Expiration Date" (as defined in the Warrant Agreement) and to the extent not exercised by such time such Warrants shall become void. As more fully described in the Warrant Agreement, the Expiration Date shall be August 15, 2000.

          Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and in the Warrant Agreement and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Warrant Certificate shall not be valid unless countersigned by the Company.

          IN WITNESS WHEREOF, ALLIANCE GAMING CORPORATION has caused this Warrant Certificate to be signed by its Chairman and has caused its corporate seal to be affixed hereunto or imprinted hereon.

Dated: August 15, 1994


                                   ALLIANCE GAMING CORPORATION


                                   By____________________________
                                      Name:
                                      Title:





[SEAL]                                 [Reverse]


          The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring on the Expiration Date (as defined in the Warrant Agreement) entitling the holder on exercise to receive shares of Common Stock, and are issued or to be issued pursuant to the Warrant Agreement, dated as of August 15, 1994 (the "Warrant Agreement"), duly executed and delivered by the Company, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

          Upon the terms and subject to the conditions contained in the Warrant Agreement including, without limitation, Section 5 thereof, Warrants may be exercised, in whole or in part at any time and from time to time after the relevant Exercise Conditions are satisfied. As more fully described in the Warrant Agreement, the Exercise Conditions will generally be deemed satisfied (and thus the Warrants represented by this certificate exercisable), upon the terms and conditions set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them upon the occurrence of the Exercise Conditions by surrendering this Warrant Certificate, with the form of election to purchase set forth herein properly completed and executed, together with payment of the Exercise Price in cash or by certified or official bank check at the office of the Company designated for such purpose. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

          The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price, Vesting Prices and number of Warrant Shares issuable may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the Vesting Prices and the number of shares of Common Stock issuable upon the exercise of each Warrant shall also be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

          Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and series evidencing in the aggregate a like number of Warrants.

          Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and series and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

          The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

          Neither the Warrants nor this Warrant Certificate entitles any holder or transferee hereof to the right to vote for or to consent to, or to receive notice as stockholder in respect of the meetings of stockholders for, the election of directors of the Company or any other matter, or any rights whatsoever of a stockholder of the Company.

                    [Form of Election to Purchase]

               (To Be Executed Upon Exercise Of Warrant)


The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive ____________ shares of Common Stock and herewith tenders payment for such shares to the order of Alliance Gaming Corporation in the amount of $_________ in accordance with the terms hereof. The under-signed requests that a certificate for such shares be registered in the name of __________________, whose address is ____________
__________________ and that such shares be delivered to
______________________ whose address is _______________.  If such number of shares is less than all of the shares of Common Stock purchasable hereunder after giving effect to any delivery of Warrants in payment of the Exercise Price, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of _______________________, whose address is ___________________, and that such Warrant Certificate be delivered to __________________________, whose address is ___________________.


                                   Signature:



Date:  ___________________
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER SUCH ACT AND THE RULES AND REGULATIONS THEREUNDER AND ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

No. SG-003                                        83,000 Warrants
                           Warrant Certificate
                                SERIES C

                       ALLIANCE GAMING CORPORATION

          This Warrant Certificate certifies that STEVE GREATHOUSE, or registered assigns, is the registered holder of Warrants ("Warrants") to purchase Common Stock, par value $.10 per share (the "Common Stock"), of ALLIANCE GAMING CORPORATION, a Nevada corporation (the "Company"). Upon the terms and subject to the conditions contained in that certain Warrant Agreement referred to on the reverse side hereof including, without limitation, Section 5 thereof, each Warrant entitles the holder upon exercise to receive from the Company at any time after the occurrence of the "Exercise Conditions" (as such term is defined in the Warrant Agreement) one fully paid and nonassessable share of Common Stock (a "Warrant Share") at the initial exercise price (the "Exercise Price") of $1.50 payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office of the Company designated for such purpose, but only subject to the conditions set forth herein and in the Warrant Agreement.

          Subject to the terms and conditions of the Warrant Agreement, no Warrant may be exercised prior to the date which is one year after issue and upon the satisfaction of certain specified Exercise Conditions, or after 5:00 p.m., New York City time, on the "Expiration Date" (as defined in the Warrant Agreement) and to the extent not exercised by such time such Warrants shall become void. As more fully described in the Warrant Agreement, the Expiration Date shall be August 14, 2000.

          Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and in the Warrant Agreement and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Warrant Certificate shall not be valid unless
countersigned by the Company.          IN WITNESS WHEREOF,
ALLIANCE GAMING CORPORATION has
caused this Warrant Certificate to be signed by its Chairman and has caused its corporate seal to be affixed hereunto or imprinted hereon.

Dated:  August 15, 1994


                                   ALLIANCE GAMING CORPORATION


                                   By ________________________
                                      Name:
                                      Title:



[SEAL]                                 [Reverse]


          The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring on the Expiration Date (as defined in the Warrant Agreement) entitling the holder on exercise to receive shares of Common Stock, and are issued or to be issued pursuant to the Warrant Agreement, dated as of August 15, 1994 (the "Warrant Agreement"), duly executed and delivered by the Company, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

          Upon the terms and subject to the conditions contained in the Warrant Agreement including, without limitation, Section 5 thereof, Warrants may be exercised, in whole or in part at any time and from time to time after the relevant Exercise Conditions are satisfied. As more fully described in the Warrant Agreement, the Exercise Conditions will generally be deemed satisfied (and thus the Warrants represented by this certificate exercisable), upon the terms and conditions set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them upon the occurrence of the Exercise Conditions by surrendering this Warrant Certificate, with the form of election to purchase set forth herein properly completed and executed, together with payment of the Exercise Price in cash or by certified or official bank check at the office of the Company designated for such purpose. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

          The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price, Vesting Prices and number of Warrant Shares issuable may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the Vesting Prices and the number of shares of Common Stock issuable upon the exercise of each Warrant shall also be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

          Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and series evidencing in the aggregate a like number of Warrants.

          Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and series and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

          The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

          Neither the Warrants nor this Warrant Certificate entitles any holder or transferee hereof to the right to vote for or to consent to, or to receive notice as stockholder in respect of the meetings of stockholders for, the election of directors of the Company or any other matter, or any rights whatsoever of a stockholder of the Company.

                [Form of Election to Purchase]

           (To Be Executed Upon Exercise Of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive ___________ shares of Common Stock and herewith tenders payment for such shares to the order of Alliance Gaming Corporation in the amount of $____________ in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of __________________, whose address is ______________________ and that such shares be delivered to
___________________ whose address is ____________________.  If such number of shares is less than all of the shares of Common Stock purchasable hereunder after giving effect to any delivery of Warrants in payment of the Exercise Price, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of _____________________, whose address is __________________, and that such Warrant Certificate be delivered to ________________, whose address is _____________________.


                                   Signature:



Date:  ___________________

                                                     Exhibit 4.3



                                 AGREEMENT


          AGREEMENT dated as of September 1, 1994 by and between Alliance Gaming Corporation, a Nevada corporation (the
"Company"), and Craig Fields, an individual (the "Executive").


                             R E C I T A L S :


          A. The Company considers it important and in its best interest and the best interest of its stockholders to foster the retention and engagement of key senior personnel, including in respect of service on the Company's Board of Directors (the "Board"), and the Company desires to retain the services of the Executive in such capacity, on the terms and subject to the conditions provided in this Agreement.

          B. The Executive desires to accept such engagement by the Company and to render services to the Company, on the terms and subject to the conditions provided in this Agreement.


                            A G R E E M E N T :


          The parties hereto agree as follows:

          1. Engagement. The Company hereby agrees to retain the services of the Executive, and the Executive agrees to be retained by the Company, to render services to the Company for the period, at the rate of compensation and upon the other terms and conditions set forth in this Agreement.

          2. Term. The term of the Executive's engagement under this Agreement (the "Term") shall commence on the date hereof and shall continue through and including August 31, 1997, unless earlier terminated as provided in this Agreement (the date of any termination of this Agreement or the expiration of the Term, as provided herein, the "Termination Date").

          3.   Position and Duties.

          (a)  Position.  Subject to the remainder of this
Section 3(a), the Executive shall serve as a Vice Chairman of the Board. During his engagement hereunder, the Executive shall report directly to the Board. The Executive shall, if so elected by the stockholders of the Company, serve on the Board from time to time, for successive periods of such election(s) and for such period as shall be agreed to by the Executive, subject, in each case, to the continued election thereto by the Company's stockholders.

          In the event that this Agreement is terminated, for any reason, except as otherwise agreed to in writing by the Company, the Executive shall be deemed to have immediately resigned from the Board, such resignation being effective on the Termination Date.

          In the event that the Executive shall fail to be elected to the Board or shall otherwise resign from or be removed from the Board during the Term, as a result of action by the stockholders of the Company (at a regular or special meeting thereof), including their failure to so elect the Executive, or otherwise, then, notwithstanding any such event (but subject to the remainder of this Agreement, including without limitation, Sections 7 and 8 below), (i) the Executive shall nonetheless continue to render the services to the Company otherwise provided in this Agreement to be rendered by the Executive, (ii) the Company shall otherwise continue to furnish the compensation and other remunerations to the Executive otherwise provided in this Agreement to be furnished, and (iii) the parties shall, if appropriate, reasonably agree to an amendment or modification to this Agreement appropriately to reflect such state of affairs.

          (b) Duties. During the Term, the Executive shall, subject to supervision by the Board, have the authority and power to perform such duties as are consistent with those of Vice Chairman of the Board. During the Term, the Executive shall perform the duties contemplated by such title and such other duties, consistent with his experience and abilities, as may be assigned to the Executive by the Board. The Executive shall devote substantially full time and efforts to the business and affairs of the Company, use his best efforts to further the interests of the Company and at all times conduct himself in a manner which reflects credit upon the Company. It is contemplated that the Executive shall render services to the Company from an office established by the Executive on behalf of the Company or the cost of which is paid for or reimbursed by the Company (and reasonably approved by the Company) in Washington, D.C.; however, the parties acknowledge and agree that the Executive may be required to travel extensively during the Term in fulfilling his duties hereunder (including numerous trips to New York City and Las Vegas, Nevada).

          4.   Compensation and Reimbursement of Expenses.

          (a) Compensation. For purposes of this Agreement, each consecutive 12-month period during the Term ending on each August 31st during the Term shall be referred to as an "Engagement Year." For services rendered by the Executive under this Agreement, the Company shall pay to the Executive as compensation during each Engagement Year during the Term, a base amount of compensation (the "Base Compensation") at an annual rate of $250,000 per year (prorated for any partial Engagement Years). The Base Compensation shall be payable in equal bi-weekly installments, commencing with the end of the pay period which next follows the commencement of the Term, and shall be subject to customary payroll deductions (i.e., for social security, federal, state and local taxes and other amounts customarily withheld from the compensation of members of the Board and/or employees of the Company).

          (b) Bonus. The Executive shall be eligible to receive from the Company, within 120 days of the end of each Engagement Year, a cash bonus in respect of such Engagement Year (the "Annual Bonus"), which shall be based upon all relevant criteria, including without limitation, (i) the performance of the Company and/or the operations of the Company for which the Executive is primarily or exclusively responsible, during such Engagement Year, based upon customary financial and other criteria, such as but not limited to, return on the Company's consolidated stockholders' equity and total capital (i.e., stockholders' equity and total debt), performance of the Company's Common Stock, par value $.10 per share (the "Common Stock"), and the Company's and such operations' absolute and relative amounts of consolidated cash flow, operating income and net income, and the comparison of such results with the Company's and such operations' budgets and projections therefor and (ii) the performance of the Executive in rendering services to the Company; it being understood that the Company shall not be obligated to pay to the Executive any Annual Bonus and the payment, if any, and amount thereof shall be solely within the discretion of the Board (with the Executive not voting on such determination). It is also contemplated that the Compensation Committee of the Board shall formulate specific criteria and performance targets for the determination of the Annual Bonus, if any. The Annual Bonus shall be subject to customary payroll deductions (i.e., for social security, federal, state and local taxes and other amounts customarily withheld from the compensation of members of the Board and/or employees of the Company).

          (c)  Warrants and Options.

          (1) Effective as of the date hereof, the Company shall issue to the Executive warrants to acquire 250,000 shares of Common Stock pursuant to a warrant agreement and warrant in the form attached hereto as Exhibit A (the "Incentive Warrants"). Such warrant agreement and warrant are substantially identical to the warrant agreement and warrant in respect of the warrants issued to Kirkland-Ft. Worth Investment Advisors, L.P. ("KFW") on September 21, 1993, except for provisions thereof such as the number of shares of Common Stock covered thereby, the identity of the holder thereof, the date and expiration date thereof of other technical or transaction-specific terms. The Incentive Warrants shall vest and become exercisable as follows:

          As of the date hereof  -  62,500 warrants
          On August 31, 1995     -  62,500 warrants
          On August 31, 1996     -  62,500 warrants
          On August 31, 1997     -  62,500 warrants

          Prior to each such applicable date, except as specifically set forth in this Agreement, the Incentive Warrants shall not be vested or exercisable.

          (2)(A) Effective as of the date hereof, the Company shall issue to the Executive options (pursuant to the Company's 1991 Incentive Stock Option Plan (the "Plan")) to acquire 250,000 shares of Common Stock of the Company (the "Engagement Options").

The Engagement Options shall (1) have an exercise price of $5 3/4 per share, (2) expire on August 31, 1999 or as otherwise provided in the Plan and (3) vest and become exercisable as follows:

          As of the date hereof  -  62,500 shares
          On August 31, 1995     -  62,500 shares
          On August 31, 1996     -  62,500 shares
          On August 31, 1997     -  62,500 shares

          Prior to each such applicable date, except as specifically set forth in this Agreement, such Engagement Options shall not be vested or exercisable.

          (B) For purposes of this Agreement, a "Strategic Transaction" means any transaction which (i) is a "Special Strategic" transaction (as defined in the advisory letter agreement dated June 25, 1993 among the Company, Gaming Systems Advisors, L.P. ("GSA") and Alfred H. Wilms) in respect of which GSA has received incremental warrants over and above the warrants otherwise issuable for a strategic transaction (as defined in such agreement) and (ii) involves a company or other entity (other than the Company or its subsidiaries or affiliates) in the electronic gaming systems business. In the event that prior to the Termination Date a Strategic Transaction shall have occurred, the Company shall issue to the Executive, within 30 days of the consummation of such Strategic Transaction, additional Engagement Options to purchase an additional 150,000 shares of Common Stock.

The exercise price of such Engagement Options shall be equal to the average of the closing prices of a share of Common Stock (on the principal exchange or trading market on which the Common Stock is then listed or quoted) for the five consecutive trading days (starting at the latest date and preceding to an earlier date) preceding the day which is two business days prior to the day that the pendency or consummation of, or intention to consummate, such Strategic Transaction is first announced to the public. Such Engagement Options shall be vested and exercisable upon issuance. This subsection (B) shall apply only to the first Strategic Transaction consummated during the Term.

          (3) The Executive acknowledges that the Incentive Warrants (and any Common Stock underlying the Incentive Warrants) have not been registered for sale under the Securities Act of 1933 (the "Securities Act") or applicable state "blue sky" laws and that such Incentive Warrants and Common Stock may be sold only pursuant to such registration or applicable exemptions therefrom. The Executive confirms that he is an accredited investor (as defined under the Securities Act) and has been afforded the opportunity to ask questions of and receive information from management and other representatives of the Company in connection with the receipt of the Incentive Warrants and such Common Stock. The Executive agrees that in connection with his receipt and ownership of the Incentive Warrants and, as applicable, any other securities of the Company issued or delivered to the Executive in connection with his engagement by the Company, (A) he shall vote such stock and other securities at all regular or special meetings of the stockholders of the Company for the election of directors in the manner directed by and required of Kirkland Investment Corporation ("KIC"), pursuant to the Stockholders Agreement dated as of September 21, 1993, as amended October 20, 1994, among the Company, KIC, KFW, GSA and Alfred H. Wilms (the "Stockholders Agreement") for as long as the Stockholders Agreement is in effect, and (B) he shall file in a timely manner any and all applicable forms or filings required under the Securities Act or the Securities Exchange Act of 1934, including without limitation, a Schedule 13D (and any required amendments thereto) and/or Forms 3, 4 and/or 5.

          (d) Reimbursement of Expenses. Consistent with established policies of the Company as in effect from time to time, the Company shall pay to or reimburse the Executive for all reasonable and actual out-of-pocket expenses, including without limitation, travel, hotel and similar expenses, incurred by the Executive from time to time in performing his obligations under this Agreement.

          5.   Benefits.

          (a) Benefit Plans. The payments provided in Section 4 above are in addition to any benefits to which the Executive may be, or may become, entitled under any of the Company's benefit plans or programs for which members of the Board are or shall become eligible. In addition, the Executive shall be eligible to receive during the Term benefits and emoluments which are consistent with the benefits and emoluments provided to all members of the Board or senior executives of the Company.

          (b) Vacation. The Executive shall be entitled to reasonable periods of vacation and sick leave consistent with his role as the Vice Chairman of the Board.

          (c) No Reduction. There shall be no material reduc-tion or diminution of the benefits provided in this Section 5 during the Term unless (i) the Executive shall have provided his consent to such reduction or diminution, (ii) an equitable arrangement (embodied in an ongoing substitute or alternative benefit or plan) has been made with respect to such benefit or plan or (iii) such reduction is part of a program of across-the-board benefit reductions similarly affecting the senior executive officers of the Company or members of the Board.

          6.   Benefits Payable Upon Disability.

          (a) Disability Benefits. During any period of Disability (as defined below) occurring during the Term, the Company shall continue to pay to the Executive the Base Compensation as provided herein and continue to extend to him the benefits described in Sections 4 and 5 hereof; it being understood that if disability benefits are provided under any disability insurance or similar policy maintained by the Company (or maintained by the Executive, the cost of which is reimbursed or paid by the Company), payments under such policy shall be considered as payments by the Company and shall offset any Base Compensation payable to the Executive under this Agreement. As used in this Agreement, "Disability" shall mean the inability (as determined by a majority of the remaining members of the Board (other than the Executive) voting for such determination) of the Executive to render services to the Company, as provided herein, as a result of physical or mental infirmity or disability.

          (b) Services During Disability. During the Term, notwithstanding any Disability, the Executive shall, to the extent that he is physically and mentally able to do so, furnish information, assistance and services to the Company, and, upon the reasonable request in writing on behalf of the Board (as determined by a majority of the remaining members of the Board (other than the Executive) voting for such determination), from time to time, he shall make himself available to the Company to undertake reasonable assignments and fulfill his duties hereunder, consistent with his current position with the Company and his physical and mental health.

          7. Termination. This Agreement shall be terminated in accordance with the provisions of this Section 7, in which case the provision of Section 8 below shall be applicable.

          (a) Upon Expiration of the Term. This Agreement shall terminate in accordance with Section 2 above.

          (b)  By The Company.  In addition to the provisions of
Section 7(a) above, this Agreement is subject to earlier termination by the Company (which right may be exercised, as applicable, by the Company, or the Chairman of the Board (in such capacity), acting individually), as follows:

          (i)  Death of Executive.  If the Executive dies, this
     Agreement shall terminate, the Termination Date being the date of the Executive's death.

          (ii) Disability. If the Executive has been absent from service to the Company, as required in this Agreement, for a period of 90 days or more as a result of Disability during any consecutive 180-day period during the Term, the Company shall have the right to terminate this Agreement (as determined by a majority of the remaining members of the Board (other than the Executive) voting for such determination), the Termination Date being 15 days after notice thereof is provided to the Executive.

          (iii) Termination by Company for Cause. The Company shall have the right to terminate the Executive's engagement under this Agreement for Cause (as defined below), the Termination Date to be immediately upon notice thereof from the Company to the Executive. For purposes of this Agreement, "Cause" shall mean the Executive's (A) conviction of any misdemeanor involving moral turpitude or any felony,
     (B) misappropriation or embezzlement from the Company, (C) denial or rejection of any gaming license or permit issued by the State of Nevada (or any applicable agency or political subdivision) or any other jurisdiction in or from which the denial of a gaming license or permit could materially adversely affect the Company's business, or commission of any act which could reasonably be expected to result in such denial or rejection, (D) any breach during the Term of Sections 10 or 11 below or (E) the persistent refusal, after written notice, to undertake the Executive's duties or obligations hereunder in the Executive's capacity as Vice Chairman of the Board.

          (iv) Termination by the Company Without Cause. The Company shall have the right to terminate the Executive's engagement hereunder for any other reason not set forth in clauses (i), (ii) or (iii) of this Section 7(b), the Termination Date being 15 days after notice from the Company to the Executive.

          (c) By The Executive. In addition to the provisions of Section 7(a) above, this Agreement is subject to earlier termination by the Executive, as follows:

          (i) Termination by the Executive for Just Cause. The Executive shall have the right to terminate his engagement under this Agreement upon the occurrence of a material breach of this Agreement by the Company, which the parties agree shall be limited to (A) a reduction by the Company in the Base Compensation below the minimum Base Compensation specified in Section 4(a) above or the failure of the Company to pay to the Executive any portion of the Base Compensation within 30 days of the time that any such amount is due and payable hereunder or (B) the assignment to the Executive of duties and responsibilities that are materially inconsistent with those of a Vice Chairman of the Board, in each case, in the cases of clauses (A) and (B), which has not been cured by the Company after 30 days' written notice from the Executive to the Company; provided, that in the case of three such defaults (and notice thereof), the Executive shall have thereafter have the right during the remainder of the Term to terminate this Agreement upon five days' written notice to the Company following the first of any such subsequent defaults hereunder (provided such subsequent default is not cured within such five-day period) and, if the Company thereafter again shall default in its obligations hereunder, the Executive shall have the right to terminate this Agreement immediately upon written notice to the Company. In the event that the Executive elects to terminate this Agreement as a result of the events described in clauses (A) or (B) above, the Executive shall exercise such right within 10 days after the lapsing of the 30-day or, if applicable, five-day period referred to above in this clause (i) (assuming, in each case, that the Company shall have failed to cure such material breach within such period) or, if applicable, within five days of the event giving rise to a right of immediate termination, as referred to above in this clause (i); thereafter, such right to terminate shall no longer be exercisable. The Termination Date shall be a date specified by the Executive, which shall be between 30 and 45 days after the date of such default notice by the Executive.

          (ii)  Termination by the Executive Without Just Cause.
     The Executive shall have the right to terminate the

     Executive's engagement under this Agreement for any other reason not set forth in clause (i) of this Section 7(c), the Termination Date being 15 days after notice thereof from the Executive to the Company.

          8. Effect of Termination. The following provisions shall be applicable in the event of the termination of this Agreement as provided in Section 7 above.

          (a) Expiration of Term. Upon termination of this Agreement as provided in Section 7(a) above, this Agreement shall terminate and be of no further force and effect, except as provided in Sections 11, 12 and 13(b) below, which shall survive such termination, and no additional payments, liabilities or obligations shall be due and owing from either party to the other.

          (b) Death. Upon the termination of this Agreement as provided in Section 7(b)(i) above, the Company shall pay to the Executive's estate (i) an amount equal to the sum of (A) six months' of the Base Compensation in effect on the Termination Date and (B) any Annual Bonus for the Engagement Year in which the Termination Date occurs that the Board determines would otherwise have been payable had the Executive not died, which Annual Bonus shall be reduced by prorating it through the Termination Date, in each case, in the case of clauses (A) and (B) above, payable, at the time such payments would otherwise be due and payable hereunder, and (ii) expense reimbursement amounts accrued through the Termination Date, at the time such payment would otherwise be due and payable thereunder, and neither party shall have any further liability or obligation to the other, except as provided in Section 12 below, which shall survive the Termination Date. Any unvested Incentive Warrants and Engagement Options otherwise provided in this Agreement to vest and become exercisable within the 364-day period following the Termination Date shall vest and become exercisable on the Termination Date by virtue of any termination under Section 7(b)(i) above. Notwithstanding the provisions of clauses (A) and (B) above, the Company shall have the right to provide for either or both of such payments by either purchasing life insurance on the Executive's life itself or reimbursing to the Executive the cost of the premiums in respect of such life insurance which shall be purchased directly by the Executive; in the event that either of such insurance coverages is obtained, the applicable payments under such clauses (A) and (B) above shall be made solely from such insurance coverages and not from the Company and shall constitute the Executive's estate's or heirs' sole remedy in respect of such payments.

          (c) Disability. Upon the termination of this Agreement as provided in Section 7(b)(ii) above, the Company shall pay to the Executive (i) an amount equal to the sum of
     (A) six months of Base Compensation in effect on the Termination Date and (B) any Annual Bonus for the Engagement Year in which the Termination Date occurs that the Board determines would otherwise have been payable had the Executive not become Disabled, which Annual Bonus shall be reduced by prorating it through the Termination Date, in each case, in the case of clauses (A) and (B) above, payable at the times such payments would otherwise be due and payable hereunder; provided, in the case of clauses (A) and
     (B) above, that the Executive continues to comply with his covenants in Sections 10 (during the period that any such payments are provided to be made) and 11 below, as provided therein, and (ii) expense reimbursement amounts accrued through the Termination Date, at the time such payments would otherwise be due and payable thereunder, and neither party shall have any further liability or obligation to the other, except that the provisions of Sections 10, 11, 12 and 13(b) below shall survive the Termination Date, to the extent provided above and therein. Any unvested Incentive Warrants and Engagement Options otherwise provided in this Agreement to vest and become exercisable within the 364-day period following the Termination Date shall vest and become exercisable on the Termination Date by virtue of any termination under Section 7(b)(ii) above. Notwithstanding the provisions of clauses (A) and (B) above, the Company shall have the right to provide for either or both of such payments by either purchasing disability insurance itself in respect of the Executive or reimbursing to the Executive the cost of the premiums in respect of such disability insurance which shall be purchased directly by the Executive; in the event that either of such insurance coverages is obtained, the applicable payments under such clauses (A) and (B) above shall be made solely from such insurance coverages and not from the Company and shall constitute the Executive's sole remedy in respect of such payments.

          (d) Termination by the Company For Cause. Upon the termination of this Agreement as provided in Section 7(b)(iii) above, the Company shall pay to the Executive
     (i) the accrued and unpaid Base Compensation, if any, through the Termination Date and (ii) expense reimbursement amounts accrued through the Termination Date, at the time such payments are otherwise due and payable thereunder, and neither party shall have any further liability or obligation to the other, except that the provisions of Sections 10, 11, 12 and 13(b) below shall survive the Termination Date, to the extent provided therein. No unvested Incentive Warrants or Engagement Options shall vest or become exercisable by virtue of any termination under Section 7(b)(iii) above and any and all rights thereto then possessed by the Executive shall be terminated and of no further force and effect.

          (e) Termination by the Company Without Cause. Upon termination of this Agreement as provided in Section 7(b)(iv) above, the Company shall pay to the Executive
     (i) an amount equal to the aggregate of (A) the Base Compensation which would otherwise be payable hereunder in respect of the shorter of (1) the remainder of the Term and
     (2) the 12 months following the Termination Date, in each case, had such termination not occurred (provided, that if the Executive commences full-time employment with another entity within the applicable period described in clauses (1) or (2) above, then, in each such case, from and after the date of commencement of such other employment, (x) if the aggregate compensation payable to the Executive in respect of such other employment is at a rate which exceeds the Base Compensation, no additional compensation shall be payable to the Executive under this clause (A) and (y) if the aggregate compensation payable to the Executive in respect of such other employment is at a rate which is less than the Base Compensation, the Company shall be obligated to pay to the Executive (for the applicable period described in clauses
     (1) or (2) above) the difference between the Base Compensation and the such other compensation), and (B) any Annual Bonus which would be otherwise payable in the year in which the Termination Date occurs that the Board determines would otherwise have been payable had such termination not occurred, which Annual Bonus shall be reduced by prorating it through the Termination Date, in each case, in the case of clauses (A) and (B) above, payable at the times such payments are otherwise due and payable hereunder; provided, that the Executive continues to comply with the covenants in
     Section 11 below, as provided therein, and (ii) expense reimbursement amounts accrued through the Termination Date, in such case, at the time such payment is otherwise due and payable thereunder, and neither party shall have any further liability or obligation to the other (including under Section 10 below), except that the provisions of Sections 11, 12 and 13(b) below shall survive the Termination Date, to the extent provided therein. Any unvested Incentive Warrants and Engagement Options otherwise provided in this Agreement to vest and become exercisable within the 364-day period following the Termination Date shall vest and become exercisable on the Termination Date by virtue of any termination under Section 7(b)(iv) above.

          (f) Termination by the Executive for Just Cause. Upon termination of this Agreement as provided in Section 7(c)(i) above, the Company shall pay to the Executive (i) an amount equal to the aggregate of (A) the Base Compensation which would otherwise be payable hereunder in respect of the shorter of (1) the remainder of the Term and (2) the 12 months following the Termination Date, in each case, had such termination not occurred (provided, that if the Executive commences full-time employment with another entity within the applicable period described in clauses (1) or (2) above, then, in each such case, from and after the date of commencement of such other employment, (x) if the aggregate compensation payable to the Executive in respect of such other employment is at a rate which exceeds the Base Compensation, no additional compensation shall be payable to the Executive under this clause (A) and (y) if the aggregate compensation payable to the Executive in respect of such other employment is at a rate which is less than the Base Compensation, the Company shall be obligated to pay to the Executive (for the applicable period described in clauses
     (1) or (2) above) the difference between the Base Compensation and the such other compensation), and (B) any Annual Bonus which would be otherwise payable in the year in which the Termination Date occurs that the Board determines would otherwise have been payable had such termination not occurred, which Annual Bonus shall be reduced by prorating it through the Termination Date, in each case, in the case of clauses (A) and (B) above, payable at the times such payments are otherwise due and payable hereunder; provided, that the Executive continues to comply with the covenants in
     Section 11 below, as provided therein, and (ii) expense reimbursement amounts accrued through the Termination Date, in each case, at the time such payment is otherwise due and payable thereunder, and neither party shall have any further liability or obligation to the other (including under Section 10 below), except that the provisions of Sections 11, 12 and 13(b) below shall survive the Termination Date, to the extent provided therein. Any unvested Incentive Warrants and Engagement Options otherwise provided in this Agreement to vest and become exercisable within the 364-day period following the Termination Date shall vest and become exercisable on the Termination Date by virtue of any termination under Section 7(c)(i) above.

          (g) Termination by the Executive Without Just Cause. Upon the termination of this Agreement as provided in
     Section 7(c)(ii) above, the Company shall pay to the Executive (i) the accrued and unpaid Base Compensation, if any, through the Termination Date and (ii) expense reimbursement amounts accrued through the Termination Date, at the time such payments are otherwise due and payable thereunder, and neither party shall have any further liability or obligation to the other, except that the provisions of Sections 10, 11, 12 and 13(b) below shall survive the Termination Date, to the extent provided therein. No unvested Engagement Options shall vest or become exercisable by virtue of any termination under
     Section 7(c)(ii) above and any and all rights thereto then possessed by the Executive shall be terminated and of no further force and effect.

          9. Federal Income Tax and Other Withholdings. The Company shall withhold from any benefits payable pursuant to this Agreement such Federal, State, City or other taxes and other amounts as may be required to be withheld pursuant to any applicable law or governmental regulations or ruling and shall timely pay over to the appropriate governmental or other authorities the amount withheld, together with any additional amounts required to be paid by the Company in respect thereof.

          10. Non-Competition. (a) The Executive covenants and agrees that he will not at any time during his engagement by the Company and, to the extent provided for in the applicable subsections of Section 8 above, for a period of 12 months thereafter, directly or indirectly, whether as employee, owner, partner, agent, director, officer, consultant, stockholder (except as the beneficial owner of not more than 5% of the outstanding shares of a corporation, any of the capital stock of which is listed on any national or regional securities exchange or quoted in the daily listing of over-the-counter market securities and, in each case, in which the Executive does not undertake any management or operational or advisory role) or in any other capacity, for his own account or for the benefit of any person or entity, establish, engage or be connected with or in any manner any person or entity which is at the time engaged in a business which is on the date hereof or on any applicable Termination Date in competition with the business of the Company (or any of its subsidiaries or affiliates).

          (b) In addition to the provisions in Section 10(a) above, the following provisions shall be applicable: During the Term, the Executive shall be permitted to continue to serve on boards of directors or advisory boards of other corporations on which he presently serves. In addition, the Executive shall be permitted in the future to serve on additional boards of directors or advisory boards of other companies, in each case, with the consent of the Company, which shall not be unreasonably withheld; such consent principally focusing on whether such other service limits in a material respect the Executives' time commitment to the Company or presents a conflict of interest with the Company. Other than as set forth above, the Executive shall not be permitted to serve on boards of directors or advisory board of other entities.

          11.  Confidential Information and Non-Disparagement.
(a) The Executive shall hold in a fiduciary capacity for the benefit of the Company and its stockholders all secret, confidential or proprietary information, knowledge or data relating to the Company (and any of its subsidiaries or affiliates), which shall have been obtained by the Executive during or by reason of his engagement by the Company, in accordance with the principles of NRS 600A.010 et seq. (the so-called Uniform Trade Secrets Act). During and after the end of the Term, the Executive shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or data to any person or entity other than the Company (or such applicable subsidiaries or affiliates) and those designated by them which would result in any misappropriation under and as defined in such Act, except that, during his engagement hereunder, in furtherance of the business and for the benefit of the Company, the Executive may provide confidential information as appropriate to attorneys, accountants, financial institutions or other persons or entities engaged in business with the Company from time to time.

          (b) Each of the parties agrees that from and after any termination or expiration of the Term, neither shall, publicly or privately, disparage or make any statements (written or oral) that could impugn the integrity, acumen (business or otherwise), ethics or business practices, of the other, except, in each case, to the extent (but solely to the extent) necessary in any judicial or arbitral action to enforce the provisions of this Agreement.

          12.  Indemnification and Liability Insurance.

          (a) Indemnification. The Company shall indemnify and hold the Executive harmless, to the fullest extent legally permitted by Section 78.751 of the Nevada Corporation Code (as amended and in effect from time to time) against any and all expenses, liabilities and losses (including without limitation, reasonable attorneys' fees and disbursements of counsel reasonably satisfactory to the Company), incurred or suffered by him in connection with his service as a member of the Board during the Term, in each case, except to the extent of the Executive's negligence or willful misconduct.

          (b) Insurance. The Company shall maintain, for the benefit of the Executive, a directors' and officers' liability insurance policy insuring the Executive's service as a member of the Board during the Term in accordance with its customary practices as in effect from time to time during the Term. The parties acknowledge and agree that such policy may cover other directors and officers of the Company in addition to the Executive.

          13.  General Provisions.

          (a) Assignment. Neither this Agreement nor any right or interest hereunder shall be assignable by the Executive or the Company without the prior written consent of the other; provided, that (i) in the event of the Executive's Death during the Term, the Executive's estate and his heir, executors, administrators, legatees and distributees shall have the rights and obligations set forth herein, as provided herein, and (ii) nothing contained in this Agreement shall limit or restrict the Company's ability to merge or consolidate or effect any similar transaction with any other entity, irrespective of whether the Company is the surviving entity; provided, that such surviving entity shall continue to be bound by the provisions hereof binding upon the Company.

          (b) Material Inducements. The provisions of Sections 10 and 11 above are material inducements to the Company entering into and performing this Agreement; accordingly, in the event of any breach of such provisions by the Executive, in addition to all other remedies at law or in equity possessed by the Company,
(i) the Company shall have the right to terminate and not pay any amounts payable to the Executive hereunder, (ii) all Incentive Warrants and Engagement Options that are unexercised shall be immediately forfeited and returned to the Company and (iii) the Executive shall immediately account to the Company and return to the Company an amount in cash equal to all profits or benefits obtained or realized by the Executive by virtue of the ownership or disposition of the Incentive Warrants and Engagement Options.

          (c) Binding Agreement. This Agreement shall be binding upon, and inure to the benefit of, the Executive and the Company and their respective heirs, executors, administrators, legatees and distributees, successors and permitted assigns.

          (d) Amendment of Agreement. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

          (e) Severability. If, for any reason, any provision of this Agreement is determined to be invalid or unenforceable, such invalidity or lack of enforceability shall not affect any other provision of this Agreement not so determined to be invalid or unenforceable, and each such other provision shall, to the full extent consistent with applicable law, continue in full force and effect, irrespective of such invalid or unenforceable provision.

          (f) Effect of Prior Agreements. This Agreement contains the entire understanding between the parties hereto respecting the Executive's engagement by the Company, and super-sedes any prior agreement between the Company and the Executive relating to such matters.

          (g) Notices. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered, if sent by telecopy or by hand,
(ii) one business day after sending, if sent by reputable overnight courier service, such as Federal Express, or
(iii) three business days after being mailed, if sent by United States certified or registered mail, return receipt requested, postage prepaid. Notices shall be sent by one of the methods described above; provided, that any notice sent by telecopy shall also be sent by any other method permitted above. Notices shall be sent, if to the Executive, to 2737 Devonshire Place, Washington, D.C. 20008; telecopy no. (202) 667-2840; and if to the Company, to Alliance Gaming Corporation, 4380 Boulder Highway, Las Vegas, Nevada 89121; telecopy no. (702) 454-0478, directed to the attention of the Board with copies to the Chairman and the Secretary of the Company; or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

          (h) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          (i) Arbitration. In the event of a dispute or con-troversy arising under or in connection with this Agreement (except, at the option of the Company, Sections 10 and 11 above), the Executive shall give the Company or the Company shall give the Executive, as applicable, a written demand for relief. If the dispute or controversy is not resolved, it shall be settled exclusively by arbitration, conducted in Las Vegas, Nevada, in accordance with the rules of the American Arbitration Association (or if the such association does not then conduct business in such city, another arbitral panel reasonably satisfactory to each party) then in effect. Judgment shall be entered on the arbitrator's award in any court having jurisdiction over the parties hereto.

          (j) Indulgences, Etc. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

          (k) Headings. The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

          (l) Governing Law. This Agreement has been executed and delivered in the State of Nevada, and its validity, inter-pretation, performance, and enforcement shall be governed by the laws of such State, without regard to principles of conflicts of laws.

          (m) Board Approval. This Agreement is subject to the approval of the Board and shall be and become effective only upon the approval thereof by the Board; prior to such time it shall not have any force and effect.

                [The remainder of this page is left blank.]

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has signed this Agreement, all as of the date first set forth above.

                         Alliance Gaming Corporation



                         By:___________________________
                              Name:
                              Title:




                            ___________________________
                              Craig Fields

                                                Exhibit 4.4


                            WARRANT AGREEMENT

          This WARRANT AGREEMENT (this "Agreement") is dated as of September 1, 1994 by and between ALLIANCE GAMING CORPORATION, a Nevada corporation (the "Company"), and CRAIG FIELDS, an individual (together with any successors or other holders of the Warrants (as defined below) issued hereunder, the "Holder").


                            RECITALS

          A. The Company proposes to issue to Holder common stock purchase Warrants, as hereinafter defined, to purchase up to an aggregate of 250,000 shares of common stock, par value $.10 per share (the "Common Stock"), of the Company (the Common Stock issuable on exercise of the Warrants being referred to herein as the "Warrant Shares"), pursuant to an Agreement, dated as of September 1, 1994 relating to the initial Holder's engagement by the Company (the "Engagement Agreement").

          B. The Warrants to be issued hereunder are to be issued in three separate series, each such series to be exercisable upon the attainment of certain market prices for the Common Stock and the occurrence of other specified events, as more fully set forth herein.


                          AGREEMENT

          NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1. Warrant Certificates. The Company shall deliver to the initial Holder on the date hereof in accordance with the provisions of the Engagement Agreement (i) Warrants to purchase up to 83,334 shares of Common Stock (the "Series A Warrants") evidenced by a certificate substantially in the form attached hereto as "Warrant Certificate A," (ii) Warrants to purchase up to 83,333 shares of Common Stock (the "Series B Warrants") evidenced by a certificate substantially in the form attached hereto as "Warrant Certificate B," and (iii) Warrants to purchase up to 83,333 shares of Common Stock (the "Series C Warrants") evidenced by a certificate substantially in the form attached hereto as "Warrant Certificate C", and together with Warrant Certificate A and Warrant Certificate B, the "Warrant Certificates". The Series A Warrants, Series B Warrants and

Series C Warrants are herein collectively referred to as the "Warrants." Twenty-five percent of each of the Series A Warrants, the Series B Warrants and the Series C Warrants shall vest on the date of the initial Holder's initial engagement by the Company, as provided in the Engagement Agreement (which the parties agree is September 1, 1994), and 25% of each of the Series A Warrants, the Series B Warrants and the Series C Warrants shall vest on each of the first, second and third anniversary of the date of the initial Holder's initial engagement by the Company under the Engagement Agreement, as set forth in Section 4(c)(2)(A) thereof. Prior to each applicable vesting date, as set forth above, no unvested Warrants shall be exercisable and, prior to each such applicable vesting date, unvested Warrants are subject to return to the Company as provided in the Engagement Agreement.

          SECTION 2. Execution of Warrant Certificates. Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board or its President or a Vice President and by its Secretary or an Assistant Secretary under its corporate seal. Each such signature upon any Warrant Certificate may be in the form of a facsimile signature of the present or any future Chairman of the Board, President, Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates, and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President, Vice President, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be delivered or disposed of such person shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

          In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been delivered by the Company, such Warrant Certificates nevertheless may be issued as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

          SECTION 3. Registration. The Warrant Certificates to be delivered pursuant to this Agreement shall be in registered form only. The Company shall number and register the Warrant Certificates in a register as they are issued. The Company may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for all purposes, and shall not be affected by any notice to the contrary and shall not be bound to recognize any equitable or other claim to or in the Warrant Certificates on the part of any other person.

          SECTION 4. Registration of Transfers and Exchanges. Subject to Section 6 hereof, the Company shall from time to time register the transfer in whole or in part of any outstanding Warrant Certificates in a Warrant register to be maintained by the Company upon surrender thereof to the Company at the office designated for such purpose (the address of which is set forth in Section 13 hereof) accompanied by a written instrument or instruments of transfer in form reasonably satisfactory to the Company, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited with the Company in its discretion.
Upon any such registration of transfer, a new Warrant Certificate of the appropriate series shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be cancelled and disposed of by the Company.

          Each Holder, by its acceptance thereof, agrees that prior to any proposed transfer of any Warrant as permitted by the foregoing paragraph, if such transfer is not made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), or pursuant to Rule 144 under the Act, or pursuant to an opinion of counsel, reasonably satisfactory in form and substance to the Company, that such Warrant or Warrant Shares may be sold without registration under the Act, the Holder will deliver to the Company:

          (a) an investment representation from the proposed transferee substantially to the effect that such securities are being acquired in good faith for investment for the transferee's own account and not with a view to a distribution or resale of any of such securities in violation of any applicable securities laws;

          (b) an agreement by such transferee to the impression of the restrictive legends set forth below on the Warrant or the Warrant Shares, as the case may be;

          (c) an agreement by such transferee that the Company may place a notation in the stock books of the Company or a "stop transfer order" with any transfer agent or registrar with respect to the Warrant Shares; and

          (d) an agreement by such transferee to be bound by the provisions of this Warrant Agreement, including, without limitation, this Section 4 relating to the transfer of such Warrant or Warrant Shares.

          The Warrants are subject to the terms and conditions of the Agreement. The Holders agree that each certificate representing Warrants or Warrant Shares will bear a legend reading substantially as follows until such Warrants or Warrant Shares have been sold pursuant to an effective registration statement or Rule 144 under the Act or an opinion of counsel reasonably satisfactory to the Company:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SAID SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER SAID ACT AND THE RULES AND REGULATIONS THEREUNDER AND ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS."

          Warrant Certificates may be exchanged at the option of the Holder(s), when surrendered to the Company at the office designated for such purpose (the address of which is set forth in Section 13 hereof) for another Warrant Certificate or other Warrant Certificates of like tenor and series and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be cancelled by the Company.

          SECTION 5.  Warrants; Exercise of Warrants.

          (a) General. Subject to the terms of this Agreement, none of the Warrants may be exercised unless and until (x) each of the "Initial Conditions" set forth in Section 5(b) hereof have occurred, (y) in respect of the series of Warrants to be exercised, the related "Series Condition" set forth in Section 5(c)(i), (ii) or (iii) hereof (as the case may be) has occurred, and (z) the Warrants are exercised on or after one year from the date of issue but on or prior to 5:00 p.m. New York City time on September 21, 2000 (the "Expiration Date"). In respect of any particular Warrant issued hereunder, the Initial Conditions and the Series Conditions are herein collectively referred to as the "Exercise Conditions."

          (b) Initial Conditions. No Warrants shall be exercisable unless and until with respect to any Holder, either
(i) no gaming license, finding of suitability or similar approval is required in respect of such Holder from the State of Nevada (or any applicable agency or political subdivision thereof) or any other jurisdiction in or from which the denial of a gaming license, finding of suitability or similar approval could materially adversely affect the Company's business, which jurisdiction has indicated, generally (by statute, regulation or otherwise) or as a matter of specific application to the Company or the Holder, that issuance of such license, findings of suitability or similar approval is required for exercise of the Warrants, or (ii) the Licensing Date has occurred with respect to such Holder relative to its acquisition of the shares of Common Stock to be issued upon the exercise of such Warrants. For purposes of this clause (b), the term "Licensing Date" shall have the meaning provided in the Company's Certificate of Designations, Preferences and Relative, Participating, Optional and other Special Rights of Special Stock.

          (c)  Series Conditions.  In addition to the
satisfaction of the Initial Conditions, no Warrants of a given
Series may be exercised unless:

          (i)  in respect of the Series A Warrants, the average
"Quoted Price" (as defined below) of the Common Stock for 15 consecutive trading days commencing on or after September 1, 1995 must have been equal to or greater than $11.00 per share;

          (ii)  in respect of the Series B Warrants, the average
Quoted Price of the Common Stock for 15 consecutive trading days commencing on or after September 1, 1995 must have been equal to or greater than $13.00 per share;

          (iii)  in respect of the Series C Warrants, the average
Quoted Price of the Common Stock for 15 consecutive trading days commencing on or after September 1, 1995 must have been equal to or greater than $15.00 per share;

in each case, on at least one occasion during the term of the Warrants. If the Series Conditions are satisfied with respect to any Series of Warrants, at any time, the Warrants in such Series shall, subject to satisfaction of the Initial Conditions, thereafter be exercisable for the remainder of the term thereof irrespective of whether or not the Series Conditions thereafter are satisfied. The prices referred to above in clauses (i), (ii) and (iii) are referred to herein as the "Vesting Prices."

          (d) Expiration. Each Warrant not exercised prior to 5:00 p.m., New York City time, on the Expiration Date shall become void and all rights and obligations thereunder and all rights and obligations in respect thereof under this Agreement shall cease as of such time.

          (e) Exercise; Delivery of Warrant Shares. A Warrant may be exercised in whole or in part from time to time upon surrender to the Company at its office designated for such purpose (the address of which is set forth in Section 13 hereof) of the certificate or certificates evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed and upon payment to the Company of the exercise price (the "Exercise Price") which is set forth in the form of Warrant Certificates attached hereto as Exhibits A, B and C, as adjusted as herein provided, for the number of Warrant Shares in respect of which such Warrants are then exercised, as adjusted as herein provided. The Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender and exercise and payment of the purchase price as provided above, and the person entitled to receive Warrant Shares issuable upon such exercise shall be treated for such purpose as the holder of such shares of record as of the close of business on such date. Payment of the aggregate Exercise Price shall be made in cash or by certified or official bank check to the order of the Company. Subject to the provisions of Section 6 hereof, upon such surrender of Warrants, payment of the Exercise Price and the delivery of all related documentation, the Company shall issue and cause to be delivered within five business days to or upon the written order of the holder and in such name or names as the Warrant holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants together with cash as provided in Section 11 hereof; provided, however, that if any consolidation, merger, sale, lease, transfer or conveyance of assets is proposed to be effected by the Company as described in subsection (i) of Section 10 hereof, or a tender offer or an exchange offer for shares of Common Stock of the Company shall be made, upon such surrender of Warrants and payment of the Exercise Price as aforesaid, the Company shall, as soon as possible, but in any event not later than two business days thereafter, issue and cause to be delivered the full number of Warrant Shares issuable upon the exercise of such Warrants in the manner described in this sentence together with cash as provided in Section 11 hereof. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Exercise Price.

          The Warrants shall be exercisable, at the election of the holders thereof, either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of the Warrants, a new certificate of the same tenor evidencing the remaining Warrant or Warrants will be issued and delivered pursuant to the provisions of this Section and of
Section 2 hereof.

          (f) Miscellaneous. All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled and disposed of by the Company. The Company shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the holders during normal business hours at its office.

          SECTION 6. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any registration or transfer involved in the issue or delivery of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates or certificates for Warrant Shares unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

          SECTION 7. Mutilated or Missing Warrant Certificates. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall, as soon as practicable upon receiving notice of such event, issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and series and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also reasonably satisfactory to it or, in the case of any such mutilation, upon surrender and cancellation of such Warrant Certificate. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable requests and pay such other reasonable charges as the Company may prescribe.

          SECTION 8. Reservation of Warrant Shares. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

          The Company or, if appointed, the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights contained herein will be irrevocably authorized and directed for so long as any Warrants are outstanding to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each holder pursuant to Section 12 hereof.

          Before taking any action which would cause an adjustment pursuant to Section 10 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

          The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants in accordance with this Agreement will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof created by or claiming through the Company.

          SECTION 9. Obtaining Stock Exchange Listings. The Company will from time to time take all action, if any, which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants in accordance with this Agreement, will be listed on the principal securities exchanges and markets within the United States of America, if any, on which other shares of Common Stock are then listed.

          SECTION 10. Adjustment of Exercise Price, Vesting Prices and Number of Warrant Shares Issuable. Whether or not the Exercise Conditions have been met and whether or not the Warrants have been issued, or are exercisable or exercised, the Exercise Price, Vesting Prices and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time until the exercise thereof upon the occurrence of the events enumerated in this Section 10. In the event any adjustment of the Exercise Price is required by this Section 10, a similar and proportional adjustment shall be made in the Vesting Prices. Such adjustment shall be made successively whenever any event described or referred to below shall occur. For purposes of this Section 10, "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company.

          (a) Adjustment for Changes in Capital Stock, etc. If the Company:

            (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

           (ii)  subdivides its outstanding shares of Common
Stock into a greater number of shares;

          (iii) combines its outstanding shares of Common Stock into a smaller number of shares; or

           (iv) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock or preferred stock, then the Exercise Price in effect immediately prior to such action shall be proportionately adjusted so that the Holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which he would have owned immediately following such action if such Warrant had been exercised immediately prior to such action, and the Vesting Prices shall be proportionately adjusted.

          The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

          If after an adjustment a Holder upon exercise of any Warrant may receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company shall, in good faith, determine the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Exercise Price and the Vesting Prices, as applicable, of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section.

          (b) Adjustment for Rights Issue. If the Company distributes any rights, options or warrants to the holders of its

Common Stock generally entitling them for a period expiring within 60 days after the record date mentioned below to purchase shares of Common Stock at a price per share less than the current market price per share on that record date, the Exercise Price shall be adjusted in accordance with the formula:

                    O + N x P
                        _____
          E' =   E x      M
                        _____
                        O + N

where:

     E'     =     the adjusted Exercise Price.

     E      =     the then current Exercise Price (as it may have
                  been previously adjusted under
                  this Section 10).

     O      =     the number of shares of Common Stock
                  outstanding on the record date.

     N      =     the number of additional shares of Common
                  Stock offered.

     P      =     the offering price per share of the
                  additional shares.

     M      =     the "Current Market Price" (as defined
                  below) per share of Common Stock on the record date.

and the Vesting Prices shall be proportionately adjusted.

          The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Exercise Price and the Vesting Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

          (c) Adjustment for Other Distributions. If the Company distributes to the holders of its Common Stock generally any of its assets (including but not limited to "ordinary" dividends payable out of consolidated earnings or earned surplus of the Company during the first three years from the date hereof, as set forth below), debt securities, preferred stock, or any rights, options or warrants to purchase assets, debt securities, preferred stock, Common Stock, or other securities of the Company (other than those rights, options and warrants covered Section 10(b)), the Exercise Price shall be adjusted in accordance with the formula:


               E' = E x M - F
                        _____
                          M

where:

     E'     =     the adjusted Exercise Price.

     E      =     the then current Exercise Price (as it may have
                  been previously adjusted under this Section
                  10).

     M      =     the Current Market Price (as defined below) per
                  share of Common Stock on the record date mentioned below.

     F      =     the fair market value on the record date of the
                  assets or securities applicable to one share of Common Stock and distributed to the holders of Common Stock generally. The fair market value shall be determined in good faith by the disinterested members of the Board of Directors of the Company (the "Board of Directors" or the "Board"), or, if such Board members so elect, by a nationally recognized investment banking or appraisal firm selected by the disinterested members of the Board of Directors.

and the Vesting Prices shall be proportionately adjusted.

          The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

          This subsection (c) does not apply to (i) any distributions referred to in subsection 10(a), (ii) any rights, options or warrants referred to in subsection 10(b), or (iii) the payment of "ordinary" dividends payable out of consolidated earnings or earned surplus of the Company effected more than three years after the date of this Agreement. "Ordinary" dividends refers to dividends made, or which the Company when made intended to make, on a periodic and recurring basis.

          (d) Purchase of Common Stock by the Company. If the Company at any time while this Warrant is outstanding shall, directly or indirectly through a subsidiary or otherwise, purchase, redeem or otherwise acquire any shares of its Common Stock at a price per share (the "Benchmark Price") greater than the Quoted Price on the date such purchase, redemption or other acquisition is effected, then the Exercise Price and Vesting Prices upon each such purchase, redemption or acquisition shall be adjusted to that price determined by multiplying such Exercise Price and Vesting Prices by a fraction:

          (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such purchase, redemption or acquisition minus the number of shares of Common Stock which the aggregate consideration for the total number of such shares of Common Stock so purchased, redeemed or acquired would otherwise have purchased at the Benchmark Price; and

          (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such purchase, redemption or acquisition.

For purposes of this subsection (d), a purchase, redemption or acquisition of a Common Stock equivalent shall be deemed to be a purchase of the underlying Common Stock, and the computation herein required shall be made on the basis of the full exercise, conversion or exchange of such Common Stock equivalent pursuant to the terms thereof on the date as of which such computation is required hereby to be made. Notwithstanding the foregoing, however, for purposes of this subsection (d), the purchase, payment, redemption or acquisition of any such Common Stock equivalent of the Company at the lesser of (i) the fair market value of such securities or (ii) the purchase or redemption price set forth in the instrument governing such securities shall not be deemed to be a purchase of the underlying Common Stock (and, accordingly, no adjustment shall be made in the terms of exercise of any Warrant), but any purchase, payment, redemption or acquisition at a price in excess of the lesser of the fair market value or the purchase or redemption price contained therein shall be deemed to be a purchase of the underlying Common Stock for purposes of this subsection (d), unless such purchase, payment, redemption or acquisition at such price is mandatory under the terms of such instrument. For purposes of the immediately prior sentence, the fair market value of any securities shall be determined in good faith by the disinterested members of the Board of Directors or, if such Board members so elect, by a nationally recognized investment banking or appraisal firm selected by the disinterested members of the Board.

          (e)  Current Market Price.  In subsections (b), (c) and
(d) of this Section 10 the "Current Market Price" per share of Common Stock on any date is the average of the Quoted Prices of the Common Stock for 10 consecutive trading days commencing five trading days before the date in question. The "Quoted Price" of the Common Stock is the last reported sales price of the Common Stock as reported by the NASDAQ National Market System, or if the Common Stock is listed on a securities exchange, the last reported sales price of the Common Stock on such exchange which shall be for consolidated trading if applicable to such exchange, or if neither so reported or listed, the last reported bid price of the Common Stock. In the absence of such quotations on one or more such trading days, the Board of Directors shall determine the Quoted Price for such trading days on the basis of such quotations as it in good faith considers appropriate.

          (f) When De Minimis Adjustment May Be Deferred or No Adjustment Required. No adjustment in the Exercise Price or Vesting Prices need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price or Vesting Prices. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

          All calculations under this Section 10 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

          No adjustment need be made for the issuance or exercise of rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest in the event that no adjustment need be made in respect of the underlying dividend.

          No adjustment need be made for a change in the par value of the Common Stock (including a change from par value to no par value or from no par value to par value).

          To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash.
Interest will not accrue on the cash.

          (g) Notice of Adjustment. Whenever the Exercise Price or Vesting Prices are adjusted, the Company shall provide the notices required by Section 12 hereof.

          (h)  Notice of Certain Transactions. If:

          (i) the Company takes any action that would require an adjustment in the Exercise Price and Vesting Prices pursuant to subsections (a), (b), (c) or (d) of this
Section 10;

          (ii) the Company takes any action that would require a supplemental Warrant Agreement pursuant to subsection
(i) of this Section 10; or

          (iii) there is a liquidation, dissolution or winding up of the Company;

the Company shall mail to Warrant holders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

          (i) Reorganization of Company. If the Company consolidates or merges with or into, or sells, leases, transfers or conveys all or substantially all its assets to, any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if the holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger, if other than the Company, or the person to which such sale, lease, transfer or conveyance shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 10. The successor Company shall mail to Warrant holders a notice describing the supplemental Warrant Agreement.

          If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant
Agreement.

          If this subsection (i) applies, subsections (a), (b),
(c) and (d) of this Section 10 do not apply.

          (j) Company Determination Final. Any good faith determination that the Company, the Board of Directors or an investment banking or appraisal firm, as the case may be, makes pursuant to this Section 10 shall be conclusive.

          (k) When Issuance or Payment May Be Deferred. In any case in which this Section 10 shall require that an adjustment in the Exercise Price and the Vesting Prices be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date but prior to the occurrence of such event the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the applicable Exercise Price and Vesting Prices and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 11; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

          (l) Adjustment in Number of Shares. Upon each adjustment of the Exercise Price and Vesting Prices pursuant to this Section 10, each Warrant outstanding prior to the making of the adjustment in the Exercise Price and Vesting Prices shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest hundredth of a share) obtained from the following formula:


                    N' = N x E
                             _
                             E'

where:

     N     =     the adjusted number of Warrant Shares issuable
                 upon exercise of a Warrant by payment of the adjusted Exercise Price.

     N     =     the number of Warrant Shares previously issuable
                 upon exercise of a Warrant by payment of the Exercise Price (as the same may previously have been adjusted pursuant to this Section 10).

     E'    =     the adjusted Exercise Price.

     E     =     the Exercise Price (as the same may previously
                 have been adjusted pursuant to this Section 10).

          If the Company shall be in default under any of its agreements to issue Warrant Shares hereunder and/or if applicable law prevents the issuance of any such shares at the Exercise Price adjusted in accordance herewith, the adjustment of shares provided in the foregoing sentence shall nonetheless be made and the Holder of this Warrant shall be entitled to purchase such greater number of shares at the price at which this Warrant may be exercised when such shares are issued.

          (m) Form of Warrants. Irrespective of any adjustments in the Exercise Price or Vesting Prices or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement, it being understood that all adjustments required by this Agreement shall have been assumed to have been made.

          (n) Adjustments Not Duplicative: Adjustments Successive. The adjustments provided for by this Section 10 are not intended to be duplicative, it being the intention of the parties that only one of the foregoing adjustment provisions, if any, shall apply to any particular transaction or event. In the event an unforeseen transaction or event occurs which could be construed to implicate more than one of such adjustment provisions, the Board of Directors shall determine in good faith the single adjustment provision contained in this Section 10 which it considers most appropriate in respect of the particular transaction or event, which provision shall govern the adjustment, if any, to be made in the Exercise Price, Vesting Prices and/or number of Warrant Shares issuable. Any series of adjustments described in Section 10 shall be made successively.

          SECTION 11. Fractional Interests. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 11, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the Quoted Price on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction.

          SECTION 12. Notices to Warrant Holders. Upon any adjustment of the Exercise Price or Vesting Prices pursuant to
Section 10, the Company shall promptly thereafter (i) cause to be filed with the Company a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular auditors of the Company) setting forth the Exercise Price and Vesting Prices after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Price, upon exercise of a Warrant and payment of the adjusted Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the registered holders of the Warrant Certificates at its address appearing on the Warrant register written notice of such adjustments by first class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 12.

          In case:

          (a) the Company shall authorize the issuance to the holders of shares of Common Stock generally of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants; or

          (b) the Company shall authorize the distribution to the holders of shares of Common Stock generally of evidences of its indebtedness or assets (other than cash dividends payable out of consolidated earnings or earned surplus or dividends payable in shares of Common Stock or distributions referred to in subsection (a) of Section 10 hereof); or

          (c) the Company shall be party to any consolidation or merger, dissolution, distribution or winding up or tender or exchange offer for which approval of any stockholders of the Company is required, or the sale, lease, transfer or conveyance of the properties and assets of the Company substantially as an entirety, or (any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock; or

          (d) the Company proposes to take any action (other than actions of the character described in Section 10(a)) which would require an adjustment of the Exercise Price and Vesting
Prices pursuant to Section 10;

then the Company, in accordance with Section 13, shall cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant register, at least 15 days prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, or (ii) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or
(iii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for cash, securities or other property, if any, deliverable upon such reclassification, consolidation, merger, sale, lease, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 12 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

          SECTION 13. Notices to Company and Warrant Holders. Any notice or demand authorized by this Agreement to be given or made by the registered holder of any Warrant Certificate to or on the Company shall be given or made in writing by hand delivery, registered or certified first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery at the address expressly designated by the Company as its office for purposes of this Agreement (until the Warrant holders are otherwise notified in accordance with this Section by the Company), as follows:

                    Alliance Gaming Corporation
                    4380 Boulder Highway
                    Las Vegas, Nevada 89121
                    Attention: Chairman
                    Telecopy number: 702/454-0478

          Any notice pursuant to this Agreement to be given by the Company to the registered holder(s) of any Warrant Certificate shall be given in writing by hand delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery at the address appearing on the Warrant register of the Company (until the Company is otherwise notified in accordance with this Section 13 by such holder).

          All such notices and demands shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; four business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged by addressee, if by telecopier transmission; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

          SECTION 14. No Rights as Stockholders. Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders' or transferees thereof (in their respective capacity as holders or transferees of Warrants) the right to vote for or to consent to, or to receive notice as stockholders in respect of the meetings of stockholders for, the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

          SECTION 15. Supplements and Amendments. The Company may from time to time supplement or amend this Agreement without the approval of holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not in any way adversely affect the interests of the holders of Warrant Certificates. In addition, the Company may from time to time supplement or amend this Agreement with the consent of both (i) the holders of not less than a majority of the Warrants and (ii) the Holder originally named herein, if then a Holder; provided, however, that no such amendment or supplement shall amend any of the Exercise Conditions or change the Exercise Price or number of Warrant Shares issuable upon exercise of Warrants (other than in accordance with Section 10) without the consent of each holder of Warrants adversely affected thereby.

          SECTION 16.  Successors.  All the covenants and
provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns and transferees of each of the parties, including without limitation and without the need for an express assignment, transferees of the Warrants.

          SECTION 17. Termination. This Agreement shall terminate at 5:00 p.m., New York City time on the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date if all Warrants have been exercised.

          SECTION 18.  Governing Law.  This Agreement and each
Warrant Certificate issued hereunder shall be construed, interpreted and the rights of the parties determined in accordance with the internal laws of the State of Nevada, without regard to the conflict of law principles thereof.

          SECTION 19. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company and the registered holders of the Warrant Certificates.

          SECTION 20.  Counterparts.  This Agreement may be
executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          SECTION 21. HSR Act. Promptly after receipt of notice from any holder of Warrants of its intention to exercise any Warrants, the Company shall make all filings required to be made by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), in connection with such exercise. The applicable waiting period, including any extension thereof, under the HSR Act shall have expired or been terminated prior to the issuance of any Warrant Shares upon exercise of Warrants.

          SECTION 22.  No Obligation to Exercise.  Nothing
contained herein shall be construed to obligate any Holder to exercise any Warrant issued pursuant to this Agreement.

          SECTION 23. Board Approval. This Agreement and the Warrants are subject to the approval of the Board and shall be and become effective only upon the approval thereof by the Board; prior to such time they shall not have any force and effect.


(Signature page(s) follow)

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                              ALLIANCE GAMING CORPORATION



                              By:  _____________________________
                                   Name:
                                   Title:




Attest: ______________________
          Secretary



                              _________________________
                              Craig Fields


Witness:
_________________________

                                                        EXHIBIT A

               [Form of Warrant Certificate A/B/C]

                             [Face]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER SUCH ACT AND THE RULES AND REGULATIONS THEREUNDER AND ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.


No. CF-                                            _____ Warrants
                     Warrant Certificate
                       SERIES [A][B][C]

                 ALLIANCE GAMING CORPORATION

          This Warrant Certificate certifies that CRAIG FIELDS or registered assigns, is the registered holder of Warrants ("Warrants") to purchase Common Stock, par value $.10 per share (the "Common Stock"), of ALLIANCE GAMING CORPORATION, a Nevada corporation (the "Company"). Upon the terms and subject to the conditions contained in that certain Warrant Agreement referred to on the reverse side hereof including, without limitation,
Section 5 thereof, each Warrant entitles the holder upon exercise to receive from the Company at any time after the occurrence of the "Exercise Conditions" (as such term is defined in the Warrant Agreement) one fully paid and nonassessable share of Common Stock (a "Warrant Share") at the initial exercise price (the "Exercise Price") of $1.50 payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office of the Company designated for such purpose, but only subject to the conditions set forth herein and in the Warrant Agreement.

          Subject to the terms and conditions of the Warrant Agreement, no Warrant may be exercised prior to the date which is one year after issue and upon the satisfaction of certain specified Exercise Conditions, or after 5:00 p.m., New York City time, on the "Expiration Date" (as defined in the Warrant Agreement) and to the extent not exercised by such time such Warrants shall become void. As more fully described in the Warrant Agreement, the Expiration Date shall be September 1, 2000.

          Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and in the Warrant Agreement and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Warrant Certificate shall not be valid unless countersigned by the Company.

          IN WITNESS WHEREOF, ALLIANCE GAMING CORPORATION has caused this Warrant Certificate to be signed by its President and by its Secretary and has caused its corporate seal to be affixed hereunto or imprinted hereon.

Dated: September 1, 1994


                                   ALLIANCE GAMING CORPORATION



                                   By _________________________
                                       Name:
                                       Title:



[SEAL]

               [Form of Warrant Certificate A/B/C]

                            [Reverse]

          The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring on the Expiration Date (as defined in the Warrant Agreement) entitling the holder on exercise to receive shares of Common Stock, and are issued or to be issued pursuant to the Warrant Agreement, dated as of September 1, 1994 (the "Warrant Agreement"), duly executed and delivered by the Company, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

          Upon the terms and subject to the conditions contained in the Warrant Agreement including, without limitation, Section 5 thereof, Warrants may be exercised, in whole or in part at any time and from time to time after the relevant Exercise Conditions are satisfied. As more fully described in the Warrant Agreement, the Exercise Conditions will generally be deemed satisfied (and thus the Warrants represented by this certificate exercisable), upon the terms and conditions set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them upon the occurrence of the Exercise Conditions by surrendering this Warrant Certificate, with the form of election to purchase set forth herein properly completed and executed, together with payment of the Exercise Price in cash or by certified or official bank check at the office of the Company designated for such purpose. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

          The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price, Vesting Prices and number of Warrant Shares issuable may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the Vesting Prices and the number of shares of Common Stock issuable upon the exercise of each Warrant shall also be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

          Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and series evidencing in the aggregate a like number of Warrants.

          Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and series and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

          The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

          Neither the Warrants nor this Warrant Certificate entitles any holder or transferee hereof to the right to vote for or to consent to, or to receive notice as stockholder in respect of the meetings of stockholders for, the election of directors of the Company or any other matter, or any rights whatsoever of a stockholder of the Company.

                [Form of Election to Purchase]

          (To Be Executed Upon Exercise Of Warrant)


The undersigned hereby irrevocably elects to exercise the
right, represented by this Warrant Certificate, to receive shares of Common Stock and herewith tenders payment for such shares to the order of United Gaming, Inc. in the
amount of $      in accordance with the terms hereof.  The
undersigned requests that a certificate for such shares be registered in the name of ___________________, whose address is _________________ and that such shares be delivered to ______ whose address is _________________. If said number of shares is less than all of the shares of Common Stock purchasable hereunder after giving effect to any delivery of Warrants in payment of the Exercise Price, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of __________, whose address is ____________________, and that such Warrant Certificate be delivered to _____________________, whose address is _______________________________.


                            Signature:  ________________________



Date:  ___________________

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER SUCH ACT AND THE RULES AND REGULATIONS THEREUNDER AND ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.


No. CF-001                                        83,334 Warrants
                       Warrant Certificate
                            SERIES A

                  ALLIANCE GAMING CORPORATION

          This Warrant Certificate certifies that CRAIG FIELDS, or registered assigns, is the registered holder of Warrants ("Warrants") to purchase Common Stock, par value $.10 per share (the "Common Stock"), of ALLIANCE GAMING CORPORATION, a Nevada corporation (the "Company"). Upon the terms and subject to the conditions contained in that certain Warrant Agreement referred to on the reverse side hereof including, without limitation,
Section 5 thereof, each Warrant entitles the holder upon exercise to receive from the Company at any time after the occurrence of the "Exercise Conditions" (as such term is defined in the Warrant Agreement) one fully paid and nonassessable share of Common Stock (a "Warrant Share") at the initial exercise price (the "Exercise Price") of $1.50 payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office of the Company designated for such purpose, but only subject to the conditions set forth herein and in the Warrant Agreement.

          Subject to the terms and conditions of the Warrant Agreement, no Warrant may be exercised prior to the date which is one year after issue and upon the satisfaction of certain specified Exercise Conditions, or after 5:00 p.m., New York City time, on the "Expiration Date" (as defined in the Warrant Agreement) and to the extent not exercised by such time such Warrants shall become void. As more fully described in the Warrant Agreement, the Expiration Date shall be September 1, 2000.

          Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and in the Warrant Agreement and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Warrant shall vest and be exercisable solely in accordance with the provisions of the Warrant Agreement and the Engagement Agreement referred to therein.

          This Warrant Certificate shall not be valid unless countersigned by the Company.

          IN WITNESS WHEREOF, ALLIANCE GAMING CORPORATION has caused this Warrant Certificate to be signed by its President and by its Secretary and has caused its corporate seal to be affixed hereunto or imprinted hereon.

Dated: September 1, 1994


                                   ALLIANCE GAMING CORPORATION


                                   By _________________________
                                      Name:
                                      Title:





[SEAL]

                             [Reverse]


          The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring on the Expiration Date (as defined in the Warrant Agreement) entitling the holder on exercise to receive shares of Common Stock, and are issued or to be issued pursuant to the Warrant Agreement, dated as of September 1, 1994 (the "Warrant Agreement"), duly executed and delivered by the Company, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

          Upon the terms and subject to the conditions contained in the Warrant Agreement including, without limitation, Section 5 thereof, Warrants may be exercised, in whole or in part at any time and from time to time after the relevant Exercise Conditions are satisfied. As more fully described in the Warrant Agreement, the Exercise Conditions will generally be deemed satisfied (and thus the Warrants represented by this certificate exercisable), upon the terms and conditions set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them upon the occurrence of the Exercise Conditions by surrendering this Warrant Certificate, with the form of election to purchase set forth herein properly completed and executed, together with payment of the Exercise Price in cash or by certified or official bank check at the office of the Company designated for such purpose. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

          The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price, Vesting Prices and number of Warrant Shares issuable may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the Vesting Prices and the number of shares of Common Stock issuable upon the exercise of each Warrant shall also be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

          Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and series evidencing in the aggregate a like number of Warrants.

          Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and series and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

          The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

          Neither the Warrants nor this Warrant Certificate entitles any holder or transferee hereof to the right to vote for or to consent to, or to receive notice as stockholder in respect of the meetings of stockholders for, the election of directors of the Company or any other matter, or any rights whatsoever of a stockholder of the Company.

                        [Form of Election to Purchase]

                  (To Be Executed Upon Exercise Of Warrant)


The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive _____________ shares of Common Stock and herewith tenders payment for such shares to the order of Alliance Gaming Corporation in the amount of $________________ in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of __________________________, whose address is ______________________ and that such shares be delivered to _____________________________ whose address is

_________________ _________________________.  If such number of shares is less than all of the shares of Common Stock purchasable hereunder after giving effect to any delivery of Warrants in payment of the Exercise Price, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of _______________________, whose address is ____________________________________, and that such Warrant Certificate be delivered to _______________________, whose address is _____________________________.


                                   Signature:



Date:  ___________________

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER SUCH ACT AND THE RULES AND REGULATIONS THEREUNDER AND ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.


No. CF-002                                       83,333 Warrants
                        Warrant Certificate
                            SERIES B

                    ALLIANCE GAMING CORPORATION

          This Warrant Certificate certifies that CRAIG FIELDS, or registered assigns, is the registered holder of Warrants ("Warrants") to purchase Common Stock, par value $.10 per share (the "Common Stock"), of ALLIANCE GAMING CORPORATION, a Nevada corporation (the "Company"). Upon the terms and subject to the conditions contained in that certain Warrant Agreement referred to on the reverse side hereof including, without limitation,
Section 5 thereof, each Warrant entitles the holder upon exercise to receive from the Company at any time after the occurrence of the "Exercise Conditions" (as such term is defined in the Warrant Agreement) one fully paid and nonassessable share of Common Stock (a "Warrant Share") at the initial exercise price (the "Exercise Price") of $1.50 payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office of the Company designated for such purpose, but only subject to the conditions set forth herein and in the Warrant Agreement.

          Subject to the terms and conditions of the Warrant Agreement, no Warrant may be exercised prior to the date which is one year after issue and upon the satisfaction of certain specified Exercise Conditions, or after 5:00 p.m., New York City time, on the "Expiration Date" (as defined in the Warrant Agreement) and to the extent not exercised by such time such Warrants shall become void. As more fully described in the Warrant Agreement, the Expiration Date shall be September 1, 2000.

          Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and in the Warrant Agreement and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Warrant shall vest and be exercisable solely in accordance with the provisions of the Warrant Agreement and the Engagement Agreement referred to therein.

          This Warrant Certificate shall not be valid unless countersigned by the Company.

          IN WITNESS WHEREOF, ALLIANCE GAMING CORPORATION has caused this Warrant Certificate to be signed by its President and by its Secretary and has caused its corporate seal to be affixed hereunto or imprinted hereon.

Dated: September 1, 1994


                                   ALLIANCE GAMING CORPORATION


                                   By ___________________________
                                      Name:
                                      Title:





[SEAL]

                               [Reverse]


          The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring on the Expiration Date (as defined in the Warrant Agreement) entitling the holder on exercise to receive shares of Common Stock, and are issued or to be issued pursuant to the Warrant Agreement, dated as of September 1, 1994 (the "Warrant Agreement"), duly executed and delivered by the Company, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

          Upon the terms and subject to the conditions contained in the Warrant Agreement including, without limitation, Section 5 thereof, Warrants may be exercised, in whole or in part at any time and from time to time after the relevant Exercise Conditions are satisfied. As more fully described in the Warrant Agreement, the Exercise Conditions will generally be deemed satisfied (and thus the Warrants represented by this certificate exercisable), upon the terms and conditions set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them upon the occurrence of the Exercise Conditions by surrendering this Warrant Certificate, with the form of election to purchase set forth herein properly completed and executed, together with payment of the Exercise Price in cash or by certified or official bank check at the office of the Company designated for such purpose. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

          The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price, Vesting Prices and number of Warrant Shares issuable may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the Vesting Prices and the number of shares of Common Stock issuable upon the exercise of each Warrant shall also be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

          Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and series evidencing in the aggregate a like number of Warrants.

          Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and series and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

          The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

          Neither the Warrants nor this Warrant Certificate entitles any holder or transferee hereof to the right to vote for or to consent to, or to receive notice as stockholder in respect of the meetings of stockholders for, the election of directors of the Company or any other matter, or any rights whatsoever of a stockholder of the Company.

                     [Form of Election to Purchase]

                (To Be Executed Upon Exercise Of Warrant)


The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive ____________ shares of Common Stock and herewith tenders payment for such shares to the order of Alliance Gaming Corporation in the amount of $_______________ in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of ___________________________, whose address is __________________________, and that such shares be delivered to _______________________________, whose address is
___________________________________.  If such number of shares is less than all of the shares of Common Stock purchasable hereunder after giving effect to any delivery of Warrants in payment of the Exercise Price, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ________________________, whose address is ______________________________, and that such Warrant
Certificate be delivered to __________________________, whose address is __________________________.


                                   Signature:



Date:  ___________________

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER SUCH ACT AND THE RULES AND REGULATIONS THEREUNDER AND ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.


No. CF-003                                       83,333 Warrants
                         Warrant Certificate
                              SERIES C

                     ALLIANCE GAMING CORPORATION

          This Warrant Certificate certifies that CRAIG FIELDS, or registered assigns, is the registered holder of Warrants ("Warrants") to purchase Common Stock, par value $.10 per share (the "Common Stock"), of ALLIANCE GAMING CORPORATION, a Nevada corporation (the "Company"). Upon the terms and subject to the conditions contained in that certain Warrant Agreement referred to on the reverse side hereof including, without limitation,
Section 5 thereof, each Warrant entitles the holder upon exercise to receive from the Company at any time after the occurrence of the "Exercise Conditions" (as such term is defined in the Warrant Agreement) one fully paid and nonassessable share of Common Stock (a "Warrant Share") at the initial exercise price (the "Exercise Price") of $1.50 payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office of the Company designated for such purpose, but only subject to the conditions set forth herein and in the Warrant Agreement.

          Subject to the terms and conditions of the Warrant Agreement, no Warrant may be exercised prior to the date which is one year after issue and upon the satisfaction of certain specified Exercise Conditions, or after 5:00 p.m., New York City time, on the "Expiration Date" (as defined in the Warrant Agreement) and to the extent not exercised by such time such Warrants shall become void. As more fully described in the Warrant Agreement, the Expiration Date shall be September 1, 2000.

          Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and in the Warrant Agreement and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Warrant shall vest and be exercisable solely in accordance with the provisions of the Warrant Agreement and the Engagement Agreement referred to therein.

          This Warrant Certificate shall not be valid unless countersigned by the Company.

          IN WITNESS WHEREOF, ALLIANCE GAMING CORPORATION has caused this Warrant Certificate to be signed by its President and by its Secretary and has caused its corporate seal to be affixed hereunto or imprinted hereon.

Dated: September 1, 1994


                                   ALLIANCE GAMING CORPORATION


                                   By _________________________
                                      Name:
                                      Title:





[SEAL]

                             [Reverse]


          The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring on the Expiration Date (as defined in the Warrant Agreement) entitling the holder on exercise to receive shares of Common Stock, and are issued or to be issued pursuant to the Warrant Agreement, dated as of September 1, 1994 (the "Warrant Agreement"), duly executed and delivered by the Company, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

          Upon the terms and subject to the conditions contained in the Warrant Agreement including, without limitation, Section 5 thereof, Warrants may be exercised, in whole or in part at any time and from time to time after the relevant Exercise Conditions are satisfied. As more fully described in the Warrant Agreement, the Exercise Conditions will generally be deemed satisfied (and thus the Warrants represented by this certificate exercisable), upon the terms and conditions set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them upon the occurrence of the Exercise Conditions by surrendering this Warrant Certificate, with the form of election to purchase set forth herein properly completed and executed, together with payment of the Exercise Price in cash or by certified or official bank check at the office of the Company designated for such purpose. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

          The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price, Vesting Prices and number of Warrant Shares issuable may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the Vesting Prices and the number of shares of Common Stock issuable upon the exercise of each Warrant shall also be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

          Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and series evidencing in the aggregate a like number of Warrants.

          Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and series and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

          The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

          Neither the Warrants nor this Warrant Certificate entitles any holder or transferee hereof to the right to vote for or to consent to, or to receive notice as stockholder in respect of the meetings of stockholders for, the election of directors of the Company or any other matter, or any rights whatsoever of a stockholder of the Company.

                   [Form of Election to Purchase]

             (To Be Executed Upon Exercise Of Warrant)


The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive ____________ shares of Common Stock and herewith tenders payment for such shares to the order of Alliance Gaming Corporation in the amount of $________________ in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of ________________________, whose address is ___________________________ and that such shares be delivered to _________________________ whose address is __________________.

If such number of shares is less than all of the shares of Common Stock purchasable hereunder after giving effect to any delivery of Warrants in payment of the Exercise Price, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of _________________________, whose address is ___________________, and that such Warrant Certificate be delivered to ______________, whose address is ___________________________.


                                   Signature:



Date:  ___________________

                                             Exhibit 4.5

                            Amendment Agreement


          Amendment Agreement dated as of October 20, 1994 to Stockholders Agreement dated as of September 21, 1993 among United Gaming, Inc., a Nevada corporation (the "Company"), Kirkland Investment Corporation, a Delaware corporation ("KIC"), Gaming Systems Advisors, L.P., a Delaware limited partnership ("GSA"), Kirkland-Ft. Worth Investment Partners, L.P., a Delaware limited partnership ("KFW"), and Alfred H. Wilms, an individual.


                              R E C I T A L :

          The parties hereto are parties to a Stockholders Agreement dated as of September 21, 1993 (the "Stockholders Agreement"). The Stockholders Agreement provides in substance for, among other things, the taking of all actions (including the voting of all shares of Common Stock, par value $.10 per share, of the Company, possessed by Mr. Wilms and KIC and certain transferees thereof) to cause the Board of Directors of the Company to be constituted as provided in Section 2.1 thereof. Given the Company's desire to attract qualified and experienced new personnel and in light of the contemplated events involving the Company's future business, the parties desire to amend the Stockholders Agreement, as provided herein, to attempt to effect certain changes to the composition of the Company's Board of Directors.

                            A G R E E M E N T :

          The parties agree as follows:

          1. Capitalized terms not defined in this Agreement shall have the meanings ascribed to them in the Stockholders
Agreement.

          2. (a) Section 2.1 of the Stockholders Agreement is hereby amended to read in its entirety as follows:

               2.1 Board of Directors. From and after the date hereof and subject to the following provisions, KIC and Mr. Wilms and each of their respective Permitted Transferees shall use its best efforts (including without limitation, voting all of their shares of Common Stock and taking every other action within their control) to cause the Board of Directors of the Company to consist of seven members, designated as set forth below:

               (a)  Designation of Directors.  KIC shall
     designate four directors, Mr. Wilms shall designate one director and the remaining two directors (the "New Directors") shall, subject to Section 2.3 below, be designated by a majority of the Board of Directors then holding office (it being understood that the New Directors shall initially be, from and after October 20, 1994, Craig Fields and Steve Greathouse). The director designated by Mr. Wilms shall be in the class which shall have an initial term of three years from the date of the annual meeting next following the Licensing Date) and the New Directors shall fill the unexpired terms of resigning directors. In addition, KIC shall designate the classes of directors of which KIC's designees and the New Directors shall serve, which designation, in the case of the New Directors, shall be reasonably satisfactory to Mr. Wilms. In addition, during such time that the covenants in this clause (a) are otherwise in effect, (i) Mr. Wilms shall have the right to designate two persons (who shall initially be, from and after October 20, 1994, David Scheinman and Sidney Sosin) (the "Advisors") who shall be observers of and advisors to the Company's Board of Directors, who shall be entitled to attend all of the Company's Board of Directors' meetings and receive all information furnished to members of the Company's Board of Directors, (ii) Mr. Wilms and/or at least one Advisor shall be entitled to attend all meetings of committees of the Company's and its subsidiaries' Board of Directors, and (iii) Mr. Wilms and the Advisors shall be reimbursed for their reasonable expenses in attending all such meetings.

               (b) Committees of the Board of Directors and Subsidiaries. The rights to designate directors provided in
     Section 2.1(a) above shall also apply to any committees of the Board of Directors and to any board of directors and committees of such board of any Subsidiary of the Company as provided in the last sentence thereof; thus Mr. Wilms and/or at least one Advisor shall have the right to attend each such meeting of the Board of Directors of the Company, each board of directors of any subsidiary of the Company or any committee of the foregoing.

          (b) Section 2.3 of the Stockholders Agreement is amended by adding the following sentence to the end of such section:

     "Notwithstanding the foregoing, in the event that there shall occur any vacancy in either or both of the directorships held by the New Directors, such vacancies shall be filled by the remaining members of the board of directors upon the majority vote thereof subject to the reasonable prior approval of KIC and Mr. Wilms."

          (c) Section 2.6 of the Stockholders Agreement is amended to read as follows:

     "The covenants and agreements contained in this Article II shall terminate upon the earlier of (i) September 21, 1997 and (ii) the date that both (1) KIC and its Permitted Transferees and (2) Mr. Wilms and his Permitted Transferees each own in the aggregate Securities representing less than 5% of the Fully Diluted Common Stock of the Company (with outstanding Convertible Stock and underlying Warrant Shares being counted as Common Stock); provided, that in the event that the average closing price of a share of Common Stock (as traded on the NASDAQ National Market System or other principal exchange or trading market on which the Common Stock is then traded or listed) for any 30 consecutive trading day period within the 15-month period prior to the earlier of the dates described in clauses (i) and (ii) above shall not have equaled or exceeded $15 (as appropriately adjusted to give effect to stock splits, recapitalizations, mergers, reorganizations or similar transactions) then, in such event, as soon as practicable after September 21, 1997, KIC and its Permitted Transferees shall use their best efforts (including causing certain of their prior designees to resign as directors, if appropriate) so as initially to result in the Board of Directors of the Company from and after September 21, 1997 being comprised of such number of directors designated by KIC and such number of directors designated by Mr. Wilms as will be in the ratio of four to three (i.e., four KIC designees and three Wilms designees, or eight KIC designees and six Wilms designees, etc.), it being understood that the foregoing shall not require KIC or Mr. Wilms or any of their respective Permitted Transferees to vote for a particular designee at any regular or special meeting of stockholders after September 21, 1997. Subject to the provisions of Section 2.1(a) and notwithstanding the foregoing, prior to the fifteenth anniversary of this Agreement, KIC shall vote all of its shares of Common Stock to cause Mr. Wilms to be elected a director of the Company for so long as Mr. Wilms owns shares of Common Stock; provided, however, that Mr. Wilms shall have the right, at any time or from time to time, to terminate this provision and, if he so elects, all parties hereto will cooperate in the event Mr. Wilms determines to cease being a director of the Company and cease receiving confidential or otherwise non-public Company information."

          3. Each of the provisions of Article VIII of the Stockholders Agreement shall apply to this Agreement with the same force and effect as originally applicable to the Stockholders Agreement, except that references to the restrictive legend in Section 8.1 thereof shall be deemed to refer to the

"Stockholders Agreement (as amended by an Amendment Agreement dated as of October 20, 1994)".

          4.  Other than as amended hereby, the Stockholders
Agreement shall remain in full force and effect as originally stated.

          In witness whereof, the parties have executed this Amendment Agreement as of the date first set forth above.


                         United Gaming, Inc.



                         By:  ___________________________
                              Name:
                              Title:

                         Kirkland Investment Corporation


                         By:  ___________________________


                         Gaming Systems Advisors, L.P.

                         By: GSA, Inc., its general partner


                         By:  __________________________


                         Kirkland-Ft. Worth Investment
                              Partners, L.P.

                         By: Kirkland Investment Corporation,
                                   its general partner


                              By:  _________________________



                         ____________________________
                         Alfred H. Wilms

                                             Exhibit 4.6

                                 AGREEMENT

          AGREEMENT dated as of March 20, 1995 by and between Alliance Gaming Corporation, a Nevada corporation (the
"Company"), and Joel Kirschbaum, an individual (the "Executive").

                             R E C I T A L S :

          A. The Company considers it important and in its best interest and the best interest of its stockholders to foster the retention and engagement of key senior personnel, including in respect of service on the Company's Board of Directors (the "Board"), and the Company desires to retain the services of the Executive in such capacity, on the terms and subject to the conditions provided in this Agreement.

          B. The Executive desires to accept such engagement by the Company and to render services to the Company, on the terms and subject to the conditions provided in this Agreement.

                            A G R E E M E N T :

          The parties hereto agree as follows:

          1. Engagement. The Company hereby agrees to retain the services of the Executive, and the Executive agrees to be retained by the Company, to render services to the Company for the period, at the rate of compensation and upon the other terms and conditions set forth in this Agreement.

          2. Term. The term of the Executive's engagement under this Agreement (the "Term") shall commence on the date hereof and shall continue through and including July 14, 1997, unless earlier terminated specifically as provided in this Agreement (the date of any termination of this Agreement or the expiration of the Term, as provided herein, the "Termination Date").

          3.   Position and Duties.

          (a)  Position.  Subject to the remainder of this
Section 3(a), the Executive shall serve as a member of the Board and as a senior consultant to the Company. During his engagement hereunder, the Executive shall report directly to the Board. The Executive shall, if so elected by the stockholders of the Company (and subject to existing stockholders' agreements of the Company), serve on the Board from time to time, for successive periods of such election(s) and for such period as shall be agreed to by the Executive, subject, in each case, to the continued election thereto by the Company's stockholders. It is contemplated that, to the extent requested by the Company, the Executive shall devote a substantial portion of his business time to the fulfillment of his duties hereunder, as contemplated by
Section 3(b) below.

          In the event that the Executive shall fail to be elected to the Board or shall otherwise resign from or be removed from the Board during the Term, as a result of action by the stockholders of the Company (at a regular or special meeting thereof), including their failure to so elect the Executive, or otherwise, then, notwithstanding any such event (but subject to the remainder of this Agreement, including without limitation, Sections 7 and 8 below), (i) the Executive shall nonetheless continue to render the services to the Company otherwise provided in this Agreement to be rendered by the Executive, (ii) the Company shall otherwise continue to furnish the compensation and other remunerations to the Executive otherwise provided in this Agreement to be furnished, and (iii) the parties shall, if appropriate, reasonably agree to an amendment or modification to this Agreement appropriately to reflect such state of affairs.

          (b) Duties. During the Term, the Executive shall, subject to supervision by the Board, have the authority and power to perform such duties as are consistent with those of a member of the Board and a senior consultant to the Company. During the Term, the Executive shall perform the duties contemplated by such title and such other duties, consistent with his experience and abilities, as may be properly assigned to the Executive by the Board. The Executive shall use his best efforts to further the interests of the Company and at all times conduct himself in a manner which reflects credit upon the Company. It is contemplated that the Executive shall render services to the Company from an office established by the Executive on behalf of the Company or the cost of which is paid for or reimbursed by the Company (and reasonably approved by the Company) in New York, New York; however, the parties acknowledge and agree that the Executive may be required to travel extensively during the Term in fulfilling his duties hereunder (including numerous trips to Las Vegas, Nevada).

          4.   Compensation and Reimbursement of Expenses.

          (a) Compensation. For purposes of this Agreement, each consecutive 12-month period during the Term ending on each March 31st during the Term shall be referred to as an "Engagement Year." For services rendered by the Executive under this Agreement, the Company shall pay to the Executive as compensation during each Engagement Year during the Term, a base amount of compensation (the "Base Compensation") at an annual rate of

$250,000 per year (prorated for any partial Engagement Years). Increases in the Base Salary shall be considered by the Board no less frequently than annually, commencing at the end of the first Employment Year hereunder and will be based upon criteria applicable to other senior executives of the Company; it being understood, however, that the award of any such increase shall be in the sole discretion of the Board (with the Executive not voting on such determination). The Base Compensation shall be payable in equal bi-weekly installments, commencing with the end of the pay period which next follows the commencement of the Term, and shall be subject to customary payroll deductions (i.e., for social security, federal, state and local taxes and other amounts customarily withheld from the compensation of members of the Board and/or employees of the Company).

          (b) Bonus. The Executive shall be eligible to receive from the Company, within 120 days of the end of each Engagement Year, a cash bonus in respect of such Engagement Year (the "Annual Bonus"), which shall be based upon all relevant criteria, including without limitation, (i) the performance of the Company and/or the operations of the Company for which the Executive is primarily or exclusively responsible, during such Engagement Year, based upon customary financial and other criteria, such as but not limited to, return on the Company's consolidated stockholders' equity and total capital (i.e., stockholders' equity and total debt), performance of the Company's Common Stock, par value $.10 per share (the "Common Stock"), and the Company's and such operations' absolute and relative amounts of consolidated cash flow, operating income and net income, and the comparison of such results with the Company's and such operations' budgets and projections therefor and (ii) the performance of the Executive in rendering services to the Company; it being understood that the Company shall not be obligated to pay to the Executive any Annual Bonus and the payment, if any, and amount thereof shall be solely within the discretion of the Board (with the Executive not voting on such determination). It is also contemplated that the Compensation Committee of the Board shall formulate specific criteria and performance targets for the determination of the Annual Bonus, if any. The Annual Bonus shall be subject to customary payroll deductions (i.e., for social security, federal, state and local taxes and other amounts customarily withheld from the compensation of members of the Board and/or employees of the Company).

          (c) Options. The Executive shall be eligible to receive from time to time employee and/or directors' stock options in accordance with the customary practices of the Company; it being understood that it is the contemplation of the Company and the Executive that the Executive shall receive employee and/or directors' stock options in amounts and on terms and conditions that are consistent with those granted to other senior executives and board members of the Company from time to time.

          (d) Reimbursement of Expenses. Consistent with established policies of the Company as in effect from time to time, the Company shall pay to or reimburse the Executive for all reasonable and actual out-of-pocket expenses, including without limitation, travel, hotel and similar expenses, incurred by the Executive from time to time in performing his obligations under this Agreement.

          5.   Benefits.

          (a) Benefit Plans. The payments provided in Section 4 above are in addition to any benefits to which the Executive may be, or may become, entitled under any of the Company's benefit plans or programs for which members of the Board or senior executive officers of the Company are or shall become eligible. In addition, the Executive shall be eligible to receive during the Term benefits and emoluments which are consistent with the benefits and emoluments provided to all members of the Board or senior executive officers of the Company.

          (b) Vacation. The Executive shall be entitled to reasonable periods of vacation and sick leave consistent with his role as a member of the Board or senior executive officers of the Company.

          (c) No Reduction. There shall be no material reduc-tion or diminution of the benefits provided in this Section 5 during the Term unless (i) the Executive shall have provided his consent to such reduction or diminution, (ii) an equitable arrangement (embodied in an ongoing substitute or alternative benefit or plan) has been made with respect to such benefit or plan or (iii) such reduction is part of a program of across-the-board benefit reductions similarly affecting the senior executive officers of the Company or members of the Board.

          6.   Benefits Payable Upon Disability.

          (a) Disability Benefits. During any period of Disability (as defined below) occurring during the Term, the Company shall continue to pay to the Executive the Base Compensation as provided herein and continue to extend to him the benefits described in Sections 4 and 5 hereof; it being understood that if disability benefits are provided under any disability insurance or similar policy maintained by the Company (or maintained by the Executive, the cost of which is reimbursed or paid by the Company), payments under such policy shall be considered as payments by the Company and shall offset any Base Compensation payable to the Executive under this Agreement. As used in this Agreement, "Disability" shall mean the inability (as determined by a majority of the remaining members of the Board (other than the Executive) voting for such determination) of the Executive to render services to the Company, as provided herein, as a result of physical or mental infirmity or disability.

          (b) Services During Disability. During the Term, notwithstanding any Disability, the Executive shall, to the extent that he is physically and mentally able to do so, furnish information, assistance and services to the Company, and, upon the reasonable request in writing on behalf of the Board (as determined by a majority of the remaining members of the Board (other than the Executive) voting for such determination), from time to time, he shall make himself available to the Company to undertake reasonable assignments and fulfill his duties hereunder, consistent with his current position with the Company and his physical and mental health.

          7. Termination. This Agreement shall be terminated in accordance with the provisions of this Section 7, in which case the provision of Section 8 below shall be applicable.

          (a) Upon Expiration of the Term. This Agreement shall terminate in accordance with Section 2 above.

          (b)  By the Company.  In addition to the provisions of
Section 7(a) above, this Agreement is subject to earlier termination by the Company, as follows:

          (i)  Death of Executive.  If the Executive dies, this
     Agreement shall terminate, the Termination Date being the date of the Executive's death.

          (ii) Disability. If the Executive has been absent from service to the Company, as required in this Agreement, for a period of 90 days or more as a result of Disability during any consecutive 180-day period during the Term, the Company shall have the right to terminate this Agreement (as determined by a majority of the remaining members of the Board (other than the Executive) voting for such determination), the Termination Date being 15 days after notice thereof is provided to the Executive.

          (iii) Termination by the Company for Cause. The Company shall have the right to terminate the Executive's engagement under this Agreement for Cause (as defined below), the Termination Date to be immediately upon notice thereof from the Company to the Executive. For purposes of this Agreement, "Cause" shall mean the Executive's (A) conviction of any misdemeanor involving moral turpitude or any felony, (B) misappropriation or embezzlement from the Company, (C) denial or rejection of any gaming license or permit issued by the State of Nevada (or any applicable agency or political subdivision) or any other jurisdiction in or from which the denial of a gaming license or permit could materially adversely affect the Company's business, or commission of any act which could reasonably be expected to result in such denial or rejection, (D) any breach during the Term of Sections 10 or 11 below or (E) the persistent refusal, after written notice, to undertake the Executive's duties or obligations hereunder.

          (iv)  No Termination by the Company Without Cause.  The
     Company shall not have the right to terminate the Executive's engagement hereunder for any reason not specifically set forth in clauses (i), (ii) or (iii) of this
     Section 7(b).

          (c) By The Executive. In addition to the provisions of Section 7(a) above, this Agreement is subject to earlier termination by the Executive, as follows:

          (i) Termination by the Executive for Just Cause. The Executive shall have the right to terminate his employment under this Agreement upon the occurrence of a material breach of this Agreement by the Company, which the parties agree shall be limited to (A) a reduction by the Company in the Base Salary below the minimum Base Salary specified in
     Section 4(a) above or the failure of the Company to pay to the Executive any portion of the Base Salary within 30 days of the time that any such amount is due and payable hereunder or (B) the assignment to the Executive of duties and responsibilities that are materially inconsistent with those of a member of the Board and senior consultant to the Company, in each case, in the cases of clauses (A) and (B), which has not been cured by the Company after 30 days' written notice from the Executive to the Company; provided, that in the case of three such material breaches (and notice thereof), the Executive shall thereafter have the right to terminate this Agreement immediately upon notice to the Company in the case of a subsequent material breach. In the event that the Executive elects to terminate this Agreement as a result of the events described in clauses (A) or (B) above, the Executive shall exercise such right within 10 days after the lapsing of the 30-day period referred to above in this clause (i) (assuming that the Company shall have failed to cure such material breach within such period), or, as applicable, within 10 days of any additional material breach giving rise to an immediate right of termination; thereafter, such right to terminate shall no longer be exercisable. The Termination Date shall be a date specified by the Executive, which shall be between 30 and 45 days after the date of the applicable notice giving rise to a termination, by the Executive to the Company.

          (ii) Termination by the Executive Without Just Cause. The Executive shall have the right to terminate the Executive's employment under this Agreement for any other reason not set forth in clause (i) of this Section 7(c), the Termination Date being 15 days after notice thereof from the Executive to the Company.

          8. Effect of Termination. The following provisions shall be applicable in the event of the termination of this Agreement as provided in Section 7 above.

          (a) Expiration of Term. Upon termination of this Agreement as provided in Section 7(a) above, this Agreement shall terminate and be of no further force and effect, except as provided in Sections 11, 12 and 13(b) below, which shall survive such termination, and no additional payments, liabilities or obligations shall be due and owing from either party to the other.

          (b) Death. Upon the termination of this Agreement as provided in Section 7(b)(i) above, the Company shall pay to the Executive's estate (i) an amount equal to the sum of (A) the compensation otherwise payable to the Executive hereunder for the six-month period following the Termination Date, payable within 180 days after the Termination Date (but not earlier than any recovery of insurance proceeds in respect thereof, as provided below), and (B) any Annual Bonus for the Employment Year in which the Termination Date occurs that the Board determines would otherwise have been payable had the Executive not died, which Annual Bonus shall be reduced by prorating it through the Termination Date, payable, in the case of this clause (B), at the time such payment would otherwise be due and payable hereunder, and
     (ii) expense reimbursement amounts accrued through the Termination Date, at the time such payment would otherwise be due and payable thereunder, and neither party shall have any further liability or obligation to the other, except as provided in Section 12 below, which shall survive the Termination Date. Notwithstanding the provisions of clause
     (i) above, the Company shall have the right to provide for either or both of the payments described therein by purchasing life insurance on the Executive's life itself or reimbursing to the Executive the cost of the premiums in respect of such life insurance which shall be purchased directly by the Executive; in the event that either or both of such insurance coverages is obtained, such payments shall be made solely from such insurance coverages and not from the Company and shall constitute the Executive's estate's or heirs' sole remedy in respect of such payments.

     In the event that the Executive shall own any employee or directors' stock options as of the Termination Date, an amount equal to 50% of any such options which are unvested as of the Termination Date shall vest and become exercisable by virtue of any termination under Section 7(b)(i) and, notwithstanding the provisions of the Company's Stock Option Plan pursuant to which such options may have been granted, the Executive's estate shall have a period of two years from the Termination Date to exercise such options.

          (c) Disability. Upon the termination of this Agreement as provided in Section 7(b)(ii) above, the Company shall pay to the Executive (i) an amount equal to the compensation otherwise payable to the Executive hereunder for the six-month period following the Termination Date, and
     (ii) any Annual Bonus for the Employment Year in which the Termination Date occurs that the Board determines would otherwise have been payable had the Executive not become Disabled, which Annual Bonus shall be reduced by prorating it through the Termination Date, in each case, payable at the times such payments would otherwise be due and payable hereunder; provided, in the case of clauses (i) and (ii) above, that the Executive continues to comply with his covenants in Sections 10 (during the shorter of (A) 12 months from the Termination Date and (B) the remainder of the Term had such termination under Section 7(b)(ii) above not occurred) and 11 below, as provided therein, and (iii) expense reimbursement amounts accrued through the Termination Date, at the time such payment would otherwise be due and payable thereunder, and neither party shall have any further liability or obligation to the other, except that the provisions of Sections 10, 11, 12 and 13(b) below shall survive the Termination Date, to the extent provided therein, with the provisions of such Section 10 surviving for the shorter of (A) 12 months from the Termination Date and (B) the remainder of the Term had such termination not occurred. Notwithstanding the provisions of clauses (i) and
     (ii) above, the Company shall have the right to provide for either or both of such payments by either purchasing disability insurance itself in respect of the Executive or reimbursing to the Executive the cost of the premiums in respect of such disability insurance which shall be purchased directly by the Executive; in the event that either or both of such insurance coverages is obtained, such payments shall be made solely from such insurance coverages and not from the Company and shall constitute the Executive's sole remedy in respect of such payments.

     In the event that the Executive shall own any employee or directors' stock options as of the Termination Date, an amount equal to 50% of any such options which are unvested as of the Termination Date shall vest and become exercisable by virtue of any termination under Section 7(b)(ii) and, notwithstanding the provisions of the Company's Stock Option Plan pursuant to which such options may have been granted, the Executive shall have a period of two years from the Termination Date to exercise such options.

          (d) Termination by the Company For Cause. Upon the termination of this Agreement as provided in Section 7(b)(iii) above, the Company shall pay to the Executive
     (i) the accrued and unpaid Base Salary, if any, through the Termination Date and (ii) expense reimbursement amounts accrued through the Termination Date, at the time such payments are otherwise due and payable thereunder, and neither party shall have any further liability or obligation to the other, except that the provisions of Sections 10, 11, 12 and 13(b) below shall survive the Termination Date, to the extent provided therein, with the provisions of such
     Section 10 surviving for the shorter of (A) 12 months from the Termination Date and (B) the remainder of the Term had such termination not occurred. No unvested employee or directors' stock options shall vest or become exercisable by virtue of any termination under Section 7(b)(iii) and any and all rights thereto then possessed by the Executive shall be terminated and of no further force and effect.

          (e) Termination by the Executive for Just Cause. Upon termination of this Agreement as provided in Section 7(c)(i) above, the Company shall pay to the Executive (i) the Base Salary which would otherwise be payable hereunder in respect of the remainder of the Term; provided, that the Executive continues to comply with the covenants in Section 11 below, as provided therein, and (ii) expense reimbursement amounts accrued through the Termination Date, in each case, in the case of clause (i) and (ii) above, at the time such payments are otherwise due and payable thereunder, and neither party shall have any further liability or obligation to the other, except that the provisions of Sections 11, 12 and 13(b) below shall survive the Termination Date, to the extent provided therein; it being understood that the covenants in
     Section 10 below shall be of no further force and effect following the Termination Date. All unvested employee and directors' stock options, if any, shall vest and become exercisable (in accordance with the Plan) by virtue of any termination under Section 7(c)(i).

          (f) Termination by the Executive Without Just Cause. Upon the termination of this Agreement as provided in
     Section 7(c)(ii) above, the Company shall pay to the Executive (i) the accrued and unpaid Base Salary, if any, through the Termination Date, (ii) expense reimbursement amounts accrued through the Termination Date and (iii) Base Salary at a rate of 50% of the Base Salary otherwise in effect on the Termination Date per calendar year during the period that the provisions of Section 10 shall be in effect, as provided below, at the time such payments are otherwise due and payable thereunder, and neither party shall have any further liability or obligation to the other, except that the provisions of Sections 10, 11, 12 and 13(b) below shall survive the Termination Date, to the extent provided therein, with the provisions of such Section 10 surviving for the shorter of (A) 12 months from the Termination Date and (B) the remainder of the Term had such termination not occurred. During such period that the provisions of Section 10 are in effect, the Executive shall continue to be eligible to receive the benefits provided in Section 5 above. No unvested employee or directors' options shall vest or become exercisable by virtue of any termination under Section 7(c)(ii) above and any and all rights thereto to such unvested options then possessed by the Executive shall be terminated and of no further force and effect.

          9. Federal Income Tax and Other Withholdings. The Company shall withhold from any benefits payable pursuant to this Agreement such federal, state, city or other taxes and other amounts as may be required to be withheld pursuant to any applicable law or governmental regulations or ruling and shall timely pay over to the appropriate governmental or other authorities the amount withheld, together with any additional amounts required to be paid by the Company in respect thereof.

          10. Non-Competition. The Executive covenants and agrees that he will not at any time during the Term and, to the extent provided for in the applicable subsections of Section 8 above, up to a period of 12 months thereafter as provided in such subsections in Section 8 above, directly or indirectly, whether as employee, owner, partner, agent, director, officer, consultant, stockholder (except as the beneficial owner of not more than 5% of the outstanding shares of a corporation, any of the capital stock of which is listed on any national or regional securities exchange or quoted in the daily listing of over-the-counter market securities and, in each case, in which the

Executive does not undertake any management or operational or advisory role) or in any other capacity, for his own account or for the benefit of any person or entity, establish, engage or be connected with or in any manner any person or entity which is at the time engaged in a business which is on the date hereof or on any applicable Termination Date in competition with the business of the Company (or any of its subsidiaries or affiliates).

          11.  Confidential Information and Non-Disparagement.
(a) The Executive shall hold in a fiduciary capacity for the benefit of the Company and its stockholders all secret, confidential or proprietary information, knowledge or data relating to the Company (and any of its subsidiaries or affiliates), which shall have been obtained by the Executive during or by reason of his engagement by the Company, in accordance with the principles of NRS 600A.010 et seq. (the so-called Uniform Trade Secrets Act). During and after the end of the Term, the Executive shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or data to any person or entity other than the Company (or such applicable subsidiaries or affiliates) and those designated by them which would result in any misappropriation under and as defined in such Act, except that, during his engagement hereunder, in furtherance of the business and for the benefit of the Company, the Executive may provide confidential information as appropriate to attorneys, accountants, financial institutions or other persons or entities engaged in business with the Company from time to time.

          (b) Each of the parties agrees that from and after any termination or expiration of the Term, neither shall, publicly or privately, disparage or make any statements (written or oral) that could impugn the integrity, acumen (business or otherwise), ethics or business practices, of the other, except, in each case, to the extent (but solely to the extent) necessary in any judicial or arbitral action to enforce the provisions of this Agreement.

          12.  Indemnification and Liability Insurance.

          (a) Indemnification. The Company shall indemnify and hold the Executive harmless, to the fullest extent legally permitted by Section 78.751 of the Nevada Corporation Code (as amended and in effect from time to time) against any and all expenses, liabilities and losses (including without limitation, reasonable attorneys' fees and disbursements of counsel reasonably satisfactory to the Company), incurred or suffered by him in connection with his service as a member of the Board during the Term, in each case, except to the extent of the Executive's negligence or willful misconduct.

          (b) Insurance. The Company shall maintain, for the benefit of the Executive, a directors' and officers' liability insurance policy insuring the Executive's service as a member of the Board during the Term in accordance with its customary practices as in effect from time to time during the Term. The parties acknowledge and agree that such policy may cover other directors and officers of the Company in addition to the Executive.

          13.  General Provisions.

          (a) Assignment. Neither this Agreement nor any right or interest hereunder shall be assignable by the Executive or the Company without the prior written consent of the other; provided, that (i) in the event of the Executive's Death during the Term, the Executive's estate and his heir, executors, administrators, legatees and distributees shall have the rights and obligations set forth herein, as provided herein, and (ii) nothing contained in this Agreement shall limit or restrict the Company's ability to merge or consolidate or effect any similar transaction with any other entity, irrespective of whether the Company is the surviving entity; provided, that such surviving entity shall continue to be bound by the provisions hereof binding upon the Company.

          (b) Material Inducements. The provisions of Sections 10 and 11 above are material inducements to the Company entering into and performing this Agreement; accordingly, in the event of any breach of such provisions by the Executive, in addition to all other remedies at law or in equity possessed by the Company, the Company shall have the right to terminate and not pay any amounts payable to the Executive hereunder.

          (c) Binding Agreement. This Agreement shall be binding upon, and inure to the benefit of, the Executive and the Company and their respective heirs, executors, administrators, legatees and distributees, successors and permitted assigns.

          (d) Amendment of Agreement. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

          (e) Severability. If, for any reason, any provision of this Agreement is determined to be invalid or unenforceable, such invalidity or lack of enforceability shall not affect any other provision of this Agreement not so determined to be invalid or unenforceable, and each such other provision shall, to the full extent consistent with applicable law, continue in full force and effect, irrespective of such invalid or unenforceable provision.

          (f) Effect of Prior Agreements. This Agreement contains the entire understanding between the parties hereto respecting the Executive's engagement by the Company, and super-sedes any prior agreement between the Company and the Executive relating to the retention of the Executive as a senior consultant to the Company. Nothing contained in this Agreement shall affect in any manner whatsoever any of the agreements or instruments executed on or prior to the date hereof among the Executive or any of his affiliates on the one hand (including without limitation, Kirkland-Ft. Worth Investment Partners, L.P., Kirkland Investment Corporation, Gaming Systems Advisors, L.P. or GSA, Inc.), and the Company or any other party, on the other hand.

          (g) Notices. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered, if sent by telecopy or by hand,
(ii) one business day after sending, if sent by reputable overnight courier service, such as Federal Express, or
(iii) three business days after being mailed, if sent by United States certified or registered mail, return receipt requested, postage prepaid. Notices shall be sent by one of the methods described above; provided, that any notice sent by telecopy shall also be sent by any other method permitted above. Notices shall be sent, if to the Executive, to 25 Grace Court, Brooklyn, New York 11201; telecopy no. (718) 596-3038; and if to the Company, to Alliance Gaming Corporation, 4380 Boulder Highway, Las Vegas, Nevada 89121; telecopy no. (702) 454-0478, directed to the attention of the Board with copies to the Chairman and the Secretary of the Company; or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

          (h) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          (i) Arbitration. In the event of a dispute or con-troversy arising under or in connection with this Agreement (except, at the option of the Company, Sections 10 and 11 above), the Executive shall give the Company or the Company shall give the Executive, as applicable, a written demand for relief. If the dispute or controversy is not resolved, it shall be settled exclusively by arbitration, conducted in Las Vegas, Nevada, in accordance with the rules of the American Arbitration Association (or if such association does not then conduct business in such city, another arbitral panel reasonably satisfactory to each party) then in effect. Judgment shall be entered on the arbitrator's award in any court having jurisdiction over the parties hereto.

          (j) Indulgences, Etc. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

          (k) Headings. The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

          (l) Governing Law. This Agreement has been executed and delivered in the State of Nevada, and its validity, inter-pretation, performance, and enforcement shall be governed by the laws of such State, without regard to principles of conflicts of laws.

                [The remainder of this page is left blank.]

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has signed this Agreement, all as of the date first set forth above.

                         Alliance Gaming Corporation



                         By:  __________________________
                         Name:
                         Title:




                              _________________________
                              Joel Kirschbaum

                                                     Exhibit 4.7

                      ALLIANCE GAMING CORPORATION
                         4380 BOULDER HIGHWAY
                       LAS VEGAS, NEVADA 89121



                         March 20, 1995



Mr. Steven Greathouse
c/o Alliance Gaming Corporation
4380 Boulder Highway
Las Vegas, Nevada  89121

Dear Mr. Greathouse:

     Alliance Gaming Corporation (formerly United Gaming, Inc.), a Nevada corporation (the "Company"), has advised you that it intends to file a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement will cover the offer and sale of outstanding restricted shares of Common Stock of the Company, $.10 par value (the "Common Stock") owned by you (in the capacity as owner of such shares of Common Stock, the "Selling Stockholder"). In connection therewith, this letter (the "Agreement") sets forth the agreement and understanding of the Company and the Selling Stockholder.

     1. Registration Statement. The Registration Statement will cover the 250,000 shares of restricted Common Stock held by the Selling Stockholder (the "Shares"). Subject to Section 3 hereof, the Company will cause the Registration Statement to be declared and to remain effective until the latter to occur of (i) the first anniversary of the date the Selling Stockholder ceases to be an employee of the Company and (ii) the date on which the Selling Shareholder may sell, freely and without restriction, his Shares unregistered in compliance with federal securities laws.

     2. Plan of Distribution; Notification of Sales. The Selling Stockholder has carefully reviewed the information to be included under the caption "Plan of Distribution" in the Prospectus (the "Prospectus") included in the Registration Statement and agrees that (i) it accurately sets forth the contemplated manner in which the Shares will be distributed and
(ii) the Selling Stockholder will refrain from any transactions relating to the offer or sale of all or any of the Shares not described therein unless prior written advice of such fact has been provided to the Company and an appropriate supplement to the Prospectus or Post-Effective Amendment, if required, has been filed with the SEC, the appropriate state regulatory authorities and, if required, NASDAQ (or such other exchange or listing or quotation service on which the Common Stock is then traded, listed or quoted). As required by the Securities Act and the rules and regulations thereunder, the Selling Stockholder will take all action necessary to cause a current Prospectus to be delivered in connection with any sale of Shares under the Registration Statement. In order to ensure the continued accuracy of the information under the caption "Plan of Distribution" in the Prospectus, the Selling Stockholder agrees to notify the Company in writing of any sales made pursuant to the Registration Statement, including the selling price, type of transaction and the name of and compensation received by any participating broker, dealer or underwriter.

     3. Termination or Suspension of Registration Statement. The Selling Stockholder recognizes and acknowledges that, from time to time, events will occur which require that the Prospectus be updated or otherwise amended to ensure that it not misstate a material fact or omit to state a material fact necessary to make the statements contained therein not misleading. In addition to developments in the Company's business, such an updating may also be required on an annual basis. In order to ensure that no offers or sales of Shares are made under the Registration Statement at such times, the Selling Stockholder agrees that, upon delivery of notice by the Company to the Selling Stockholder that the effectiveness of the Registration Statement has been terminated or suspended, the Selling Stockholder shall immediately discontinue any further offers or sales of Common Stock under the Registration Statement until notified otherwise in writing by the Company that offers and sales under the Registration Statement may be resumed. If necessary, the Company will also provide the Selling Stockholder with an updated Prospectus to be delivered in connection with such offers and sales.

     4. 1934 Act. The Selling Stockholder acknowledges that he will be subject to the applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, including without limitation, Rules 10b-6 and 10b-7, which generally regulate the circumstances under and means by which an individual participating in the distribution of securities may purchase, solicit or induce the solicitation of purchase of such securities while such distribution is taking place, and agree to comply therewith.

     5. Legend. The Company may place a legend on the stock certificate or certificates representing shares of Common Stock or other securities held by the Selling Stockholder reflecting the foregoing restrictions and may issue a stop-transfer order to the Company's transfer agent in order to prevent any transfer in violation of such restrictions.

     6. State Securities Law. The Company will use commercially reasonable efforts and will cooperate with the Selling Stockholder to qualify the Common Stock for offering and sale under the laws of such jurisdictions as the Selling Stockholder designates and will use such efforts to comply with such laws so as to permit the sales of Common Stock in each such jurisdiction; provided, however, that the Company will not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Common Stock has been qualified as above provided. The Company will also supply the Selling Stockholder with such information as is necessary for the determination of the legality of the Common Stock for investment under the laws of such jurisdiction as the Selling Stockholder may request.

     7. Representations and Warranties. The Selling Stockholder hereby represents and warrants that he has full power and authority to enter into this Agreement, and that, upon request, the Selling Stockholder will execute any additional documents necessary or desirable in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred shall survive the death, incapacity or dissolution of the Selling Stockholder and any obligations of the Selling Stockholder shall be binding upon the heirs, personal representatives, successors and assigns of the Selling Stockholder.

     8. Costs. The Company will pay and bear all costs and expenses incident to the preparation, printing and filing of the Registration Statement, as originally filed and as amended, and the Prospectus and any supplements thereto, and the costs of furnishing copies thereof to the Selling Stockholder in such quantities as the Selling Stockholder may reasonably request from time to time. The Selling Stockholder will pay and bear all costs and expenses incident to the delivery of the shares of Common Stock to be sold by him, including any transfer taxes payable upon the sale of such shares to the purchaser thereof and any commissions or discounts payable to any underwriters, dealers or agents with respect to any particular offer of shares of Common Stock.

     9.   Indemnification.

          (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by applicable law, the Selling Stockholder from and against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement or any amendments thereto, the Prospectus or any supplement to the Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by the Selling Stockholder expressly for use therein; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Prospectus if (i) it is determined that it was the responsibility of the Selling Stockholder to provide the person asserting such loss, claim, damage, liability or expense with a current copy of the Prospectus and the Selling Stockholder failed to deliver or cause to be delivered a copy of the Prospectus to such person after the Company had furnished the Selling Stockholder with a sufficient number of copies of the same and (ii) the Prospectus corrected in a timely manner such untrue statement or omission. The foregoing indemnity shall be in addition to any liability the Company may otherwise have, shall remain in full force and effect regardless of any investigation made by or on behalf of the Selling Stockholder.

          (b)  Indemnification by the Selling Stockholder.
The Selling Stockholder agrees to indemnify and hold harmless, to the full extent permitted by law, the Company, its directors, officers, employees and agents and each person who controls the Company (within the meaning of the Securities Act and the Exchange Act) from and against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by the Selling Stockholder to the Company specifically for inclusion in such Registration Statement or Prospectus and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Shares to the person asserting such loss, claim, damage, liability or expense. For all purposes contemplated hereby, the

Company acknowledges that the name of the Selling Stockholder and the number of Shares to be registered constitute the only information furnished in writing by the Selling Stockholder to the Company and the Selling Stockholder confirms that such information is correct. This indemnity shall be in addition to any liability the Selling Stockholder may otherwise have, shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such officer, director or controlling person and shall survive termination of this Agreement and the transfer of Shares by the Selling Stockholder.

          (c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is prejudiced by reasons of such delay or failure; provided, further, however, that any person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such person, or (c) in the reasonable judgment of any such person, based upon advice of its counsel, a conflict of interest may exist between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld); provided, that an indemnifying party shall not be required to consent to any settlement involving the imposition of equitable remedies or involving the imposition of any material obligations on such indemnifying party other than financial obligations for which such indemnified party will be indemnified hereunder. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. Whenever the indemnified party or the indemnifying party received a firm offer to settle a claim for which indemnification is sought hereunder, it shall promptly notify the other of such offer. If the indemnifying party refuses to accept such offer within 20 business days after receipt of such offer (or of notice thereof), such claim shall continue to be contested and, if such claim is within the scope of the indemnifying party's indemnity contained herein, the indemnified party shall be indemnified pursuant to the terms hereof. If the indemnifying party notifies the indemnified party in writing that the indemnifying party desires to accept such offer, but the indemnified party refuses to accept such offer within 20 business days after receipt of such notice, the indemnified party may continue to contest such claim and, in such event, the total maximum liability of the indemnifying party to indemnify or otherwise reimburse the indemnified party hereunder with respect to such claim shall be limited to and shall not exceed the amount of such offer, plus reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees and disbursements) to the date of notice that the indemnifying party desires to accept such offer; provided, that this sentence shall not apply to any settlement of any claim involving the imposition of equitable remedies or to any settlement imposing any material obligations on such indemnified party other than financial obligations for which such indemnified party will be indemnified hereunder.

          (d)  Contribution.  If for any reason the
indemnification provided for in the preceding paragraphs (a) and
(b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by the preceding paragraphs (a) and (b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as it appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as an other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     10. Counterparts. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

     11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada, without regard to conflict of laws.

     If the foregoing accurately sets forth our understanding, please so indicate by signing the original of this letter and returning it to the Company.

                              Very truly yours,

                              ALLIANCE GAMING CORPORATION


                              By:  __________________________
                                   John W. Alderfer
                                   Senior Vice President,
                                   Treasurer and Chief
                                   Financial Officer

Accepted and agreed as of the 20th day
of March, 1995:

______________________________
Steven Greathouse

                                             Exhibit 5.1


                                Law Offices
                Schreck, Jones, Bernhard, Woloson & Godfrey
                                 Chartered
                       600 East Charleston Boulevard
                         Las Vegas, Nevada  89104
                        Telephone:  (702) 382-2101
                        Telecopier:  (702) 382-8135
Frank A. Schreck                         Sean T. McGowan
Leslie Terry Jones                         Dawn M. Cica
Peter C. Bernhard                         F. Edward Mulholland II
Kenneth A. Woloson                         Todd L. Bice
John A. Godfrey                         James J. Pisanelli
David D. Johnson                             --
James R. Chamberlain                    Of Counsel
Michelle L. Morgando                    Howard W. Cannon
Lance C. Earl
Thomas R. Canham




                         March 24, 1995



Alliance Gaming Corporation
4380 Boulder Highway
Las Vegas, Nevada 89121

          Re:  Alliance Gaming Corporation
               Common Stock, Par Value $.10

Dear Ladies and Gentlemen:

          This opinion is rendered in connection with the filing by Alliance Gaming Corporation, a Nevada corporation (the "Company"), of a registration statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission on March 24, 1995, and any amendments thereto, under the Securities Act of 1933, as amended, with respect to the sale of up to 250,000 shares of the Company's Common Stock, $0.10 par value (the "Shares"), being offered by a certain stockholder of the Company (the "Selling Stockholder"). We have acted as counsel to the Company in connection with the issuance of the Shares.

          In our capacity as such counsel, we are familiar with the proceedings taken and to be taken by the Company in connection with the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals (or copies certified or otherwise identified to our satisfaction as being true reproductions of originals) of such documents, corporate records and other instruments, and have obtained from officers of the Company and agents thereof such certificates and other representations and assurances, as we have deemed necessary and appropriate for purposes of this opinion.

          Without limiting the generality of the foregoing, in rendering this opinion, we have, with your permission, assumed without independent verification (i) the genuineness of all signatures, (ii) each of the parties thereto has duly and validly executed and delivered each instrument, document, and agreement to which such party is a signatory, and such party's obligations set forth therein are its legal, valid, and binding obligations, enforceable in accordance with their respective terms, (iii) that each natural person executing any such instrument, document, or agreement is legally competent to do so, (iv) there are no oral or written modifications of or amendments to the documents, and there has been no waiver of any of the provisions of the documents, by actions or conduct of the parties or otherwise, (v) all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies conform to the original document, all signatures on all documents submitted to us for examination are genuine, and all public records reviewed are accurate and complete, and (vi) the accuracy and completeness of all corporate records made available to us by the Company.

          We are qualified to practice law in the State of Nevada and we do not purport to be experts on, or to express any opinion herein concerning, any law other than the laws of the State of Nevada. We assume no responsibility regarding the applicability, or the effect thereon, of the laws of any other jurisdiction. We express no opinion herein concerning any federal law, including any federal securities law, or any state securities law.

          Based upon the foregoing, we are of the opinion that the Shares have been and, upon the effectiveness of the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.

          We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" of the prospectus included therein.

                         Yours very truly,

                     /s/ SCHRECK, JONES, BERNHARD,
                           WOLOSON & GODFREY

                              Exhibit 23.2






                       Independent Auditors' Consent



The Board of Directors and Shareholders
Alliance Gaming Corporation

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading
"Experts" in the prospectus.


/s/ KPMG PEAT MARWICK LLP


Las Vegas, Nevada
March 24, 1995